As filed with the U.S. Securities and Exchange Commission on February 24, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lincoln National Corporation	Lincoln National Capital VII Lincoln National Capital VIII Lincoln National Capital IX

(Exact name of registrant as specified in its charter)	(Exact name of each registrant as specified in its Trust Agreement)

Indiana	Delaware

(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization of each registrant)

35-1140070	Each to be Applied for

(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification No.)
150 N. Radnor Chester Road Radnor, PA 19087 (484) 583-1400	c/o Lincoln National Corporation 150 N. Radnor Chester Road Radnor, PA 19087 (484) 583-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Nancy A. Smith

Senior Vice President and Secretary

Lincoln National Corporation

150 N. Radnor-Chester Road

Radnor, PA 19087

484-583-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

LINCOLN NATIONAL CORPORATION

Debt Securities

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Depositary Shares

Stock Purchase Units

Guarantees

Lincoln National Capital VII

Lincoln National Capital VIII

Lincoln National Capital IX

Trust Preferred Securities

fully and unconditionally guaranteed, as described herein,

by Lincoln National Corporation

We will provide you with more specific terms of these securities in supplements to this prospectus. The securities we may offer may be convertible into or exercisable or exchangeable for our other securities.

By this prospectus, we or the selling securityholders may offer, from time to time, the securities described in this prospectus separately or together in any combination. Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX are Delaware statutory trusts which may offer from time to time trust preferred securities representing preferred undivided beneficial interests in the assets of the applicable trust.

We, the selling securityholders or the trusts may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. We, the selling securityholders or the trusts reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us, the selling securityholders or the trusts from the sale of securities also will be set forth in the applicable prospectus supplement.

Unless otherwise stated in a prospectus supplement, none of these securities will be listed on any securities exchange. Our common stock is listed on the New York Stock Exchange under the symbol “LNC.”

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 24, 2023.

-i-

ABOUT THIS PROSPECTUS

This prospectus is one part of a “shelf” registration statement that we have filed on Form S-3 with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration statement, we, the selling securityholders and the trusts are registering an unspecified amount of each class of the securities described in this prospectus, as applicable, and we and the selling securityholders may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus and the trusts may sell the trust preferred securities. In addition, we or the trusts or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other sale transaction involving the securities after their initial sale.

This prospectus provides you with a general description of the securities we or the trusts may offer. Each time we, the selling securityholders or the trusts sell securities, we, the selling securityholders or the trusts will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us, the trusts and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below.

We have not, and any underwriter, dealer, agent or remarketing firm has not, authorized any other person to provide you with information other than the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We, and any underwriter, dealer, agent or remarketing firm, take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the trusts, nor any underwriter, dealer, agent or remarketing firm, is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, or the context otherwise requires, all references in this prospectus to “LNC,” “we,” “our,” “us,” or similar terms refer to Lincoln National Corporation. Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the “trusts” are to Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX, collectively, and references to a “trust” are to Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX, individually.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below. The registration statement has been filed electronically and may be obtained in the manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us, including certain of the additional information described under “Documents Incorporated by Reference,” is also available on the Investor Relations page of our website at http://www.lfg.com. This URL and the SEC’s URL above are intended to be inactive textual references only. Such information on our or the SEC’s website is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed (File No. 001-06028) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2022;

•

Those portions of our Proxy Statement for our 2022 Annual Meeting of Shareholders which were also incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021;

•

Our Current Report on Form 8-K filed with the SEC on February 8, 2023 (Date of Report: February 3, 2023, and reporting under Item 5.02) and our Current Report on Form 8-K filed with the SEC on February 21, 2023;

•	The description of our Common Stock contained in the Form 10 filed with the SEC on April 28, 1969, including any amendments or reports filed for the purpose of updating that description; and

•

The description of our depositary shares each representing a 1/1,000th interest in a share of our 9.000% Non-Cumulative  Preferred Stock, Series D, with a liquidation preference of $25,000 per share (equivalent to $25 per depositary share), contained in the Form 8-A filed with the SEC on November 22, 2022, including any amendments or reports filed for the purpose of updating that description.

Each document filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Please direct your oral or written request to: Nancy A. Smith, Senior Vice President & Secretary, 150 N. Radnor-Chester Road, Radnor, PA 19087, 484-583-1400, or Nancy.Smith3@lfg.com.

LNC

Business

LNC is a holding company that operates multiple insurance and retirement businesses through subsidiary companies. We sell a wide range of wealth protection, accumulation, retirement income and group protection products and solutions through our four business segments: Life Insurance, Annuities, Group Protection and Retirement Plan Services. We also have Other Operations, which includes the financial data for operations that are not directly related to the business segments.

Corporate Information

LNC was organized under the laws of the state of Indiana in 1968. We currently maintain our principal executive offices at 150 N. Radnor-Chester Road, in Radnor, Pennsylvania 19087, and our telephone number is (484) 583-1400. “Lincoln Financial Group” is the marketing name for LNC and its subsidiary companies.

THE LINCOLN TRUSTS

We created Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX. Each trust is a statutory trust formed under Delaware law pursuant to a trust agreement executed by LNC, as sponsor of the trust, and the Delaware trustee described below, and the filing of a certificate of trust with the Delaware Secretary of State. We will execute amended and restated trust agreements for the trusts substantially in the form filed as an exhibit to the registration statement that includes this prospectus. We refer to the trust agreements, each as amended and restated, in this prospectus as the “trust agreements.” These trust agreements will state the terms and conditions for the trusts to issue and sell their trust preferred securities and common securities, which we refer to collectively in this prospectus as the “trust securities.” Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

Each trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•

using the proceeds from the sale of its trust securities to acquire a series of corresponding junior subordinated debt securities issued by LNC, which we refer to as “corresponding junior subordinated debt securities”; and

•	engaging in only those other activities necessary, convenient or incidental to the above purposes.

Each trust’s business and affairs are conducted by its trustees, each appointed by LNC as holder of the trust’s common securities. Unless otherwise specified in the applicable prospectus supplement, there are four trustees of each trust, which we collectively refer to as the issuer trustees, as follows:

•	Administrative Trustees: Two of the trustees, whom we refer to as “administrative trustees,” are persons who are employees or officers of or who are affiliated with LNC.

•

Property, Guarantee and Indenture Trustee: The third trustee is The Bank of New York Mellon, a financial institution that is unaffiliated with LNC, and which serves as the property trustee under the trust agreement. The Bank of New York Mellon also acts as the guarantee trustee under the guarantee agreement, and the indenture trustee under a junior subordinated indenture.

•	Delaware Trustee: The fourth trustee, BNY Mellon Trust of Delaware, is a financial institution that is unaffiliated with LNC, and which serves as the Delaware trustee under the trust agreement.

LNC will hold directly or indirectly all of the common securities of each of the trusts. Unless otherwise indicated in the applicable prospectus supplement, the common securities will represent an aggregate liquidation amount equal to at least 3% of each trust’s total capital. As the direct or indirect holder of the common securities of a trust, LNC will generally have the sole right to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust. However, if a subordinated debt security event of default under the trust agreement for the trust has occurred and is continuing, the holders of a majority in liquidation preference of the related trust preferred securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights are vested exclusively in LNC, as the direct or indirect owner of the common securities of the trust. The duties and obligations of each issuer trustee are governed by the applicable trust agreement. LNC will pay all fees and expenses related to each trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust.

The common securities of a trust owned directly or indirectly by LNC will rank equally, and payments will be made on such common securities proportionately with the trust preferred securities of the trust, except as provided below. Upon the occurrence and continuance of an event of default under a trust agreement resulting from a subordinated debt security event of default, periodic cash distributions (which we refer to as “distributions”) and payments upon liquidation, redemption or otherwise with respect to the trust securities of a trust must be paid or delivered to the holders of the trust preferred securities of that trust before the holders of the common securities of that trust. See “Description of Securities We May Sell—Trust Preferred Securities—Subordination of Common Securities.”

Except as otherwise provided in the applicable prospectus supplement:

•	each trust will sell its trust preferred securities to the public and its common securities to LNC;

•

concurrently with the issuance by a trust of its trust preferred securities, the trust will use the proceeds from these sales to buy a series of corresponding junior subordinated debt securities from LNC with the same financial terms as the trust preferred securities;

•

LNC will pay interest on the corresponding junior subordinated debt securities at the same rate and at the same times as the trust makes payments on the trust preferred securities. The trust will use the payments it receives on the corresponding subordinated debt securities to make the corresponding payments on the trust preferred securities;

•

LNC will, on a subordinated basis, fully and unconditionally guarantee the payment by the trust of the trust preferred securities to the extent described in this prospectus. We refer to this as the “guarantee.” Both the corresponding subordinated debt securities and the guarantee will be subordinated to LNC’s existing and future senior indebtedness, and will effectively be subordinated to existing and future obligations of LNC’s subsidiaries;

•	the corresponding junior subordinated debt securities will be the sole assets of each trust; and

•	payments under the corresponding junior subordinated debt securities and the related expense agreement with LNC will be the only revenue of each trust.

LNC may redeem the corresponding subordinated debt securities (and cause the redemption of the trust securities) or may terminate each trust and cause the corresponding subordinated debt securities to be distributed to the holders of trust preferred securities in liquidation of their interests in such trust in certain circumstances. See “Description of Securities We May Sell—Trust Preferred Securities—Liquidation Distribution Upon Termination.”

The rights of the holders of trust preferred securities are described in the applicable trust agreement and the Delaware Statutory Trust Act. The principal executive office of each trust is located at 150 N. Radnor Chester Road, Radnor, Pennsylvania 19087, and its telephone number is (484) 583-1400.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in any prospectus supplement and those incorporated by reference into this prospectus before making an investment decision. The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of our securities could decline substantially.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY SELL

Senior and Subordinated Debt Securities

General

We may issue senior debt securities in one or more series under the indenture, dated as of March 10, 2009, between LNC and The Bank of New York Mellon, as trustee, as amended by the First Supplemental Indenture, dated as of August 18, 2020, between LNC and The Bank of New York Mellon, as trustee, which we refer to as the “senior indenture.” We may also issue subordinated debt securities in one or more series under the subordinated indenture, dated as of August 11, 2021, between LNC and The Bank of New York Mellon, as trustee, as amended by the First Supplemental Indenture, dated as of August 11, 2021, between LNC and The Bank of New York Mellon, as trustee, and as amended by the Second Supplemental Indenture, dated as of August 11, 2021, between LNC and The Bank of New York Mellon, as trustee, which we refer to as the “subordinated indenture” and together with the senior indenture as the “indentures” or each of the senior indenture and the subordinated indenture individually, as the “applicable indenture.” For purposes of this section, we refer to: (i) the senior debt securities together with the subordinated debt securities as the “debt securities;” and (ii) The Bank of New York Mellon, or any successor or additional trustee, in its respective capacity as trustee under the applicable indenture, as the “trustee.” The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the indentures. The indentures have been qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. We will summarize the particular terms of any series of debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the indentures and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the indentures and the debt securities for complete information regarding the terms and provisions of the indentures (including defined terms) and the debt securities. Wherever we refer to particular articles, sections or defined terms of the indentures in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference. In addition, unless specified otherwise, references to such particular articles, sections or defined terms are applicable to both the senior indenture and the subordinated indenture.

The senior debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated obligations. Unless otherwise provided in the prospectus supplement, each series of subordinated debt securities will rank equally with all other series of subordinated debt securities issued under the subordinated indenture and will be unsecured and subordinate and junior in right of payment to all of our senior debt (as defined below). See “—Subordination Under Subordinated Indenture.”

We are a holding company that transacts substantially all of our business directly and indirectly through subsidiaries. Our primary assets are the stock of our operating subsidiaries. Our ability to meet our obligations on our outstanding debt and to pay dividends and our general and administrative expenses depends on the surplus and earnings of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. The payment of dividends by our insurance company subsidiaries is limited under the insurance company holding company laws of the states in which those subsidiaries are domiciled. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment.

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of that subsidiary’s creditors, except to the extent that we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and holders of our debt securities should look only to our assets for payment thereunder.

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us in incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future.

Terms of Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture, as applicable, or through a resolution of our board of directors, an authorized committee of our board of directors or any of our officers delegated the power of either our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	maturity date(s) or the method of determining the maturity date(s);

•	interest rate(s), if any, or the method of determining the interest rate(s);

•	date(s) from which interest will accrue;

•	date(s) on which interest will be payable;

•	place(s) where we may pay principal, premium, if any, and interest, if any, and where you may present the debt securities for registration of transfer or exchange;

•	place(s) where notices and demands relating to the debt securities and the applicable indenture may be made;

•	redemption or early payment provisions;

•	sinking fund or similar provisions;

•	attachment to the debt securities of the series of warrants, options or other rights to purchase or sell our stock or other securities;

•	authorized denominations if other than denominations of $1,000;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any deletions or modifications of or additions to the events of default or covenants specified in the applicable indenture;

•	form(s) of the debt securities of the series;

•

currency, currencies, or currency unit(s), if other than U.S. dollars, in which the debt securities are denominated and/or in which the principal of, premium, if any, and interest, if any, on the debt securities is payable;

•

if the principal of and premium, if any, or interest, if any, on any of the debt securities of the series is to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies, or currency unit(s), other than that in which the debt securities are denominated, the period(s) within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the debt securities are to be so payable;

•

if the amount of payments of principal of and premium, if any, or interest, if any, on any of the debt securities of the series may be determined with reference to an index or indices, the manner in which such amounts are determined;

•

any additions or changes to the applicable indenture relating to a series of debt securities necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

whether any debt securities of the series are to be issuable initially in temporary global form or definitive global form and, if so, whether beneficial owners of interests in any such definitive global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which and the place or places where any such exchanges may occur, if other than in the manner set forth in the applicable indenture;

•	if the debt securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•

whether and under what circumstances and with what procedures and documentation we will pay additional amounts on any of the debt securities of the series to any holder who is not a U.S. person, in respect of any tax assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay additional amounts;

•

the person to whom any interest on any debt security of the series is payable, if other than the person in whose name that debt security is registered and the extent to which any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•

the terms and conditions of any right or obligation we would have, or any option you would have, to convert or exchange the debt securities into cash or any other securities or property of our company or any other person and any changes to the applicable indenture with respect to the debt securities to permit or facilitate such conversion or exchange;

•	in the case of the subordinated indenture, any provisions regarding subordination; and

•	additional terms not inconsistent with the provisions of the applicable indenture.

Debt securities may also be issued under the indentures upon the exercise of warrants. See “Warrants.”

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Special Payment Terms of Debt Securities

We may issue one or more series of debt securities at a discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe U.S. federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest, if any, on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, U.S. federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of debt securities, we will also describe in the applicable prospectus supplement the special U.S. federal income tax, accounting and other considerations applicable to the debt securities.

Payment and Paying Agents

Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest, if any, on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any other paying agent that we may designate.

Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest.

Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, or interest, if any, on any debt security that remains unclaimed for two years after the principal, premium or interest has become due and payable will be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Denominations, Registration and Transfer

Except as we may describe in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000.

Debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like tenor and aggregate principal amount and having the same terms. You may present debt securities for exchange, as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the applicable indenture. We will appoint the trustee as the initial security registrar under the applicable indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global debt securities. We will appoint the depository holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depository will be The Depository Trust Company, or DTC. We will issue global debt securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global debt security may not be transferred except:

•	by the depository to its nominee;

•	by a nominee of the depository to the depository or another nominee; or

•	by the depository or any nominee to a successor of the depository, or a nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Debt Security

If we issue a global debt security, the depository for the global debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global debt security.

So long as the depository or its nominee is the registered owner of a global debt security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the applicable indenture. Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global debt security registered in your name;

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	will not be considered the registered owner or holder of the debt securities under the applicable indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest, if any, payments on global debt securities to the depository that is the registered holder of the global debt security or its nominee. The depository for the global debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depository or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository, we will appoint a successor depository or we will issue individual debt securities in exchange for the global debt security.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund, and we may, at our option, redeem all or any part of debt securities of any series prior to their stated maturity on the terms set forth in the applicable prospectus supplement.

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

We will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. On and after the redemption date, interest will cease to accrue on the debt securities or the portions of the debt securities called for redemption.

Consolidation, Merger and Transfer of Assets

We will not consolidate with or merge into any other person or convey or transfer our assets substantially as an entirety to any person, unless:

•

the person formed by such consolidation or into which we merge or the person which acquires by conveyance or transfer our assets substantially as an entirety expressly assumes our obligations relating to the debt securities;

•

immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time, or both, would become an event of default; and

•	other conditions described in the applicable indenture are met.

This covenant would not apply to the direct or indirect conveyance or transfer of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries.

Limitation on Liens on Stock of Restricted Subsidiaries

We will not, nor will we permit any restricted subsidiary to, issue, assume or guarantee any debt for borrowed money, which we refer to in this prospectus as “debt,” secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any restricted subsidiary without effectively providing that the senior debt securities (together with, if we so determine, any other debt of or guarantee by us ranking equally with the senior debt securities and then existing or thereafter created) will be secured equally and ratably with that debt.

For purposes of this prospectus, “restricted subsidiary” means The Lincoln National Life Insurance Company so long as it remains a subsidiary, as well as any successor to all or a principal part of the assets of that subsidiary and any other subsidiary which our board of directors designates as a restricted subsidiary.

Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries

We will not, nor will we permit any restricted subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any capital stock, other than nonvoting preferred stock, of any restricted subsidiary, except for:

•	the purpose of qualifying directors;

•	sales or other dispositions to us or one or more restricted subsidiaries;

•

the disposition of all or any part of the capital stock of any restricted subsidiary for consideration which is at least equal to the fair value of that capital stock as determined by our board of directors acting in good faith; or

•

an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any restricted subsidiary.

For the purposes of this prospectus, “capital stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock.

Modification and Waiver

Modification

From time to time, we and the trustee may, without the consent of the holders of any series of debt securities, amend, waive or supplement the indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies; and

•	conform any provision thereof to the requirements of the Trust Indenture Act or otherwise as necessary to comply with applicable law.

We and the trustee may modify and amend the applicable indenture by entering into a supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by such supplemental indenture (acting as one class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest payable on, any debt security;

•

reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of such debt security;

•	change any place of payment where, or the currency, currencies or currency unit(s) in which any debt security or any premium or the interest on any debt security is payable;

•	impair your right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity or redemption date;

•	affect adversely the terms, if any, of conversion or exchange of any debt security into cash, any other securities or property of our company or any other person;

•

reduce the percentage in aggregate principal amount of outstanding debt securities, the consent of whose holders is necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults set forth in the applicable indenture;

•	change any of our obligations to maintain an office or agency as set forth in the applicable indenture;

•

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults, except to increase the required percentage to effect such action, to provide, with respect to any particular series, the right to condition the effectiveness of any applicable supplemental indenture as to that series on the consent of holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of such series, or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the outstanding debt securities affected; or

•

in case of the subordinated indenture, modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

Waiver

The holders of at least a majority in aggregate principal amount of all outstanding debt securities and the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series to be affected may waive compliance by us with certain restrictive covenants of the applicable indenture.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default under the applicable indenture relating to that series of debt securities and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of that series or relating to a covenant or provision which under the applicable indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, under the terms of the applicable indenture, each of the following constitutes an event of default for a series of debt securities:

•	default for 30 days in the payment of any installment of interest, if any, when due;

•	default in the payment of principal, or premium, if any, when due (subject to the bullet point below);

•	default for 30 days in the payment for a sinking, purchase or analogous fund when due;

•	default in the performance, or breach, of any covenant or warranty in the applicable indenture for 60 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the applicable indenture.

The indentures provide that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of or premium, if any, or interest on any debt securities or the payment of any sinking fund installment with respect to debt securities, if the trustee considers the withholding of such notice to be in the interests of the holders of the debt securities.

Effect of an Event of Default

If an event of default exists (other than an event of default in the case of certain events of bankruptcy as described below), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, of all of the debt securities of that series, together with accrued interest, if any, on such debt securities, to be due and payable immediately, by a notice in writing to us and to the trustee if given by holders. Upon that declaration, the principal (or specified) amount, together with accrued interest, if any, on such debt securities, will become immediately due and payable, subject to applicable subordination provisions in case of the subordinated indenture. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the applicable indenture, rescind and annul that declaration and its consequences.

If an event of default in the case of certain events of bankruptcy exists with respect to debt securities of any series at that time outstanding, the principal amount of all debt securities of that series or, if any debt securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, will automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt securities, become immediately due and payable.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if an event of default exists, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at your request or direction, unless you have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur in compliance with such request or direction.

Subject to the provisions for the security or indemnification of the trustee, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the applicable indenture or for any remedy under the applicable indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities or, in the case of an event of default in case of certain events of bankruptcy, of all series (voting as a class) with respect to which such event of default is continuing, must have made written request, and offered indemnity satisfactory, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from such holders a direction inconsistent with that request, and must have failed to institute the proceeding.

However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, if any, on that debt security on the due dates expressed in the debt security (or, in the case of redemption, on the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

The indentures provide that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and

•

we deposit or cause to be deposited with the trustee, money or U.S. government obligations or a combination thereof, as trust funds, in an amount and in the currency or currency unit in which such debt securities are payable to be sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest, if any, to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the applicable indenture will cease to be of further effect with respect to a series of debt securities, and we will be deemed to have satisfied and discharged the applicable indenture with respect to such series. However, we will continue to be obligated to pay all other sums due under the applicable indenture and to provide the officer’s certificate and opinion of counsel described in the applicable indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the indentures provide that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “—Consolidation, Merger and Transfer of Assets,” “—Limitation on Liens on Stock of Restricted Subsidiaries,” “—Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries” and from certain other obligations, as applicable, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities or the redemption date, the principal of and any premium and interest on, all debt securities of that series along with an opinion of a nationally recognized firm of independent accountants expressed in a written certification as to the sufficiency of the deposit;

•	we deliver to the trustee an opinion of counsel to the effect that:

•

the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance; and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of execution of the applicable indenture);

•	no event of default under the applicable indenture has occurred and is continuing;

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust will be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

•

we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

•	other conditions specified in the applicable indenture are met.

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest, if any, on any senior debt, as defined below under “Subordination Under Subordinated Indenture,” and that default is continuing or an event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into cash or other securities or property of our company or any other person. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or cash you would receive would be issued or delivered.

Subordination Under Subordinated Indenture

In the subordinated indenture, we have agreed, and holders of subordinated debt securities will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest, if any, on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest, if any, on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities, other than sinking fund payments.

We will not make any payments of principal of, premium, if any, or interest, if any, on the subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists;

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists; or

•	any judicial proceeding is pending in connection with any such default.

When we use the term “debt” we mean, with respect to any person, the principal of, premium, if any, and interest, if any, on debt of such person, whether incurred on, prior to, or after, the date of the subordinated indenture, whether recourse is to all or a portion of the assets of that person and whether or not contingent, which includes:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed;

•

every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created;

•	every capital lease obligation of that person;

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party; and

•	any amendments, renewals, extensions, modifications and refundings of any such debt.

The term “debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest, if any, on debt, whether incurred on, prior to, or after, the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of our company which, when incurred and without regard to any election under Section 1111(b) of Title 11 of the United States Code, was without recourse to our company;

•	any debt of our company to any of our subsidiaries;

•	debt to any employee of our company or any of our subsidiaries;

•	any liability for taxes;

•

debt or other monetary obligations to trade creditors or assumed by our company or any of our subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services; and

•	the subordinated debt securities.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

We and our affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business.

Junior Subordinated Debt Securities

We may issue junior subordinated debt securities in one or more series under a junior subordinated indenture, dated as of March 10, 2009, between LNC and The Bank of New York Mellon, as junior subordinated indenture trustee. The junior subordinated indenture (including the form of the junior subordinated debt securities) is filed as an exhibit to the registration statement that includes this prospectus. The junior subordinated indenture has been qualified under the Trust Indenture Act. See “Where You Can Find More Information” for information on how to obtain the junior subordinated indenture.

This summary of the junior subordinated indenture and the junior subordinated debt securities relates to terms and conditions applicable to the junior subordinated debt securities generally. We will summarize the particular terms of any series of junior subordinated debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

Because the summary of the material provisions of the junior subordinated indenture and the junior subordinated debt securities set forth below and the summary of the material terms of a particular series of junior subordinated debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the junior subordinated indenture and the junior subordinated debt securities for complete information regarding the terms and provisions of the junior subordinated indenture (including defined terms) and the junior subordinated debt securities. Wherever we refer to particular articles, sections or defined terms of the junior subordinated indenture in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference.

General

Each series of junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, unless otherwise provided in the supplemental indenture, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all of our senior debt as defined in the junior subordinated indenture, which includes all debt issued under our senior indenture or subordinated indenture. See “—Subordination.”

We are a holding company that transacts substantially all of our business directly and indirectly through subsidiaries. Our primary assets are the stock of our operating subsidiaries. Our ability to meet our obligations on our outstanding debt and to pay dividends and our general and administrative expenses depends on the surplus and earnings of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. The payment of dividends by our insurance company subsidiaries is limited under the insurance company holding company laws of the states in which those subsidiaries are domiciled. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment.

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of that subsidiary’s creditors, except to the extent that we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the junior subordinated debt securities will be effectively junior subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and holders of our junior subordinated debt securities should look only to our assets for payment thereunder.

Except as otherwise provided in the applicable prospectus supplement, the junior subordinated indenture does not limit our incurrence or issuance of other secured or unsecured debt, whether under the junior subordinated indenture or any other indenture that we may have entered into or may enter into in the future or otherwise. See “—Subordination” and the prospectus supplement relating to any offering of junior subordinated debt securities.

We will issue the junior subordinated debt securities in one or more series pursuant to an indenture supplemental to the junior subordinated indenture or a resolution of our board of directors (as defined in the junior subordinated indenture) or a committee thereof.

The applicable prospectus supplement will describe the following terms of the junior subordinated debt securities:

•	the title of the junior subordinated debt securities;

•	any limit upon the aggregate principal amount of the junior subordinated debt securities;

•	the date or dates on which the principal of the junior subordinated debt securities is payable (which we refer to as the “stated maturity”) or the method of determination of the stated maturity;

•

the rate or rates, if any, at which the junior subordinated debt securities will bear interest, the interest payment dates on which interest will be payable, our right, if any, to defer or extend an interest payment date and the regular record date for interest payable on any interest payment date or the method by which any of these items will be determined;

•

the place or places where the principal of and premium, if any, and interest on the junior subordinated debt securities will be payable and where the junior subordinated debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us regarding the junior subordinated debt securities and the junior subordinated indenture may be made;

•	the periods, terms and conditions upon which junior subordinated debt securities may be redeemed, in whole or in part, at our option;

•

our obligation or right, if any, or the obligation or right of, if any, a holder to redeem, purchase or repay the junior subordinated debt securities and the terms and conditions upon which the junior subordinated debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which any junior subordinated debt securities shall be issuable if other than denominations of $25 and any integral multiple thereof;

•

if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of and premium and interest, if any, on the junior subordinated debt securities shall be payable, or in which the junior subordinated debt securities shall be denominated;

•	any additions, modifications or deletions in the events of default or covenants specified in the junior subordinated indenture with respect to the junior subordinated debt securities;

•	if other than the principal amount, the portion of the principal amount of junior subordinated debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•

any additions or changes to the junior subordinated indenture with respect to a series of junior subordinated debt securities as shall be necessary to permit or facilitate the issuance of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debt securities and the manner in which these amounts will be determined;

•

the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debt securities of the series and the exchange of the temporary global security for definitive junior subordinated debt securities of the series;

•

whether the junior subordinated debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depository for the global securities, which depository will be a clearing agency registered under the Securities Exchange Act of 1934, as amended;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any right of us or a holder to convert or exchange the junior subordinated debt securities into our other securities or property;

•	the form of trust agreement and guarantee agreement, if applicable;

•

the relative degree, if any, to which junior subordinated debt securities of the series shall be senior or subordinated to other series of our junior subordinated debt securities in right of payment, whether other series of junior subordinated debt securities are outstanding or not; and

•	any other terms of the junior subordinated debt securities not inconsistent with the provisions of the junior subordinated indenture.

We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debt securities, issue additional junior subordinated debt securities having the same terms and conditions as junior subordinated debt securities as previously issued under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debt securities and the junior subordinated debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debt securities shall include, unless the context otherwise requires, any further junior subordinated debt securities issued as described in this paragraph.

We may sell junior subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which is below market rates at the time of issuance. We will describe certain U.S. federal income tax consequences and special considerations applicable to any junior subordinated debt securities in the applicable prospectus supplement.

The purchase price of any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. Junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, or premium or interest, if any, on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, certain U.S. federal income tax consequences, specific terms and other information with respect to the junior subordinated debt securities and foreign currency or currency units in the applicable prospectus supplement.

If we use any index to determine the amount of any principal, premium or interest payable with respect to any series of junior subordinated debt securities, we will describe the special U.S. federal income tax, accounting and other considerations in the applicable prospectus supplement.

Denominations, Registration and Transfer

Except as we may describe in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $25 and any integral multiple of $25.

Debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like tenor and aggregate principal amount and having the same terms.

You may present debt securities for exchange, as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the junior subordinated indenture. We will appoint the trustee as the initial security registrar as specified in the junior subordinated indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Junior Subordinated Debt Securities

We may issue all or any part of a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will appoint the depository holding the global junior subordinated debt securities. Unless we otherwise state in the applicable prospectus supplement, the depository will be The Depository Trust Company, or DTC. We will issue global junior subordinated debt securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global junior subordinated debt security may not be transferred except:

•	by the depository to its nominee;

•	by a nominee of the depository to the depository or another nominee; or

•	by the depository or any nominee to a successor of the depository, or a nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Junior Subordinated Debt Security

If we issue a global junior subordinated debt security, the depository for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.

So long as the depository or its nominee is the registered owner of a global junior subordinated debt security, the depository or its nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated indenture. Except as provided below, you:

•	will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name;

•	will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form; and

•	will not be considered the registered owner or holder of the junior subordinated debt securities under the junior subordinated indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest, if any, payments on global junior subordinated debt securities to the depository that is the registered holder of the global junior subordinated debt security or its nominee. The depository for the global junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depository or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository, we will appoint a successor depository or we will issue individual debt securities in exchange for the global junior subordinated debt security.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will pay the principal of and any premium and interest on junior subordinated debt securities at the office of the junior subordinated indenture trustee in the City of New York, or at the office of any paying agent or paying agents as we may designate from time to time in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we will make payments of interest on junior subordinated debt securities to the person or entity in whose name the junior subordinated debt security is registered at the close of business on the regular record date for such interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. However, we will be required to maintain at all times a paying agent in each place of payment for each series of junior subordinated debt securities.

Any moneys that we deposit with the junior subordinated indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and any premium or interest on any junior subordinated debt security that remains unclaimed for two years after becoming due and payable will be repaid to us at our request. After that time, the holder of the junior subordinated debt security will look, as a general unsecured creditor, only to us for payment of those amounts.

Option to Extend Interest Payment Date

If provided in the applicable prospectus supplement and subject to any terms, conditions and covenants contained in the prospectus supplement, we will have the right at any time and from time to time during the term of any series of junior subordinated debt securities to defer payment of interest for that number of consecutive interest payment periods as may be specified in the applicable prospectus supplement (each of which we refer to as an “extension period”). However, no extension period may extend beyond the stated maturity of the applicable series of junior subordinated debt securities. We will describe certain U.S. federal income tax consequences and special considerations applicable to the junior subordinated debt securities in the applicable prospectus supplement.

Redemption

Unless otherwise indicated in the applicable prospectus supplement:

•	junior subordinated debt securities will not be subject to any sinking fund;

•

we may, at our option, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time on the terms set forth in the applicable prospectus supplement. We may redeem junior subordinated debt securities in denominations larger than $25 in part but only in integral multiples of $25;

•	the redemption price for any junior subordinated debt security shall equal the principal amount of the security, plus any accrued and unpaid interest to the redemption date; and

•

if a special event as described below has occurred and is continuing with respect to a series of junior subordinated debt securities, we may, at our option, redeem that series of junior subordinated debt securities in whole, but not in part, after the occurrence of the special event, at a redemption price equal to 100% of the principal amount of the junior subordinated debt securities of that series then outstanding plus accrued and unpaid interest to the redemption date.

A “special event” means a “tax event” or an “investment company event.” A “tax event” occurs when we receive an opinion of counsel experienced in such matters to the effect that as a result of any amendment to, or change or announced prospective change in, the laws or regulations of the U.S. or any political subdivision or taxing authority in the U.S., or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the preferred securities of a trust, there is more than an insubstantial risk that:

•

the trust is, or will be within 90 days of the date of the opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

•

interest payable by us on the series of subordinated debt securities is not, or within 90 days of the date of the opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount other taxes, duties or other governmental changes.

An “investment company event” occurs when, in respect of a trust, we receive an opinion of counsel experienced in such matters to the effect that, as a result of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the trust is, or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, which becomes effective on or after the date of original issuance of the preferred securities of the trust.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, interest will cease to accrue on those junior subordinated debt securities called for redemption on and after the redemption date.

Restrictions on Certain Payments

We will also covenant, as to each series of junior subordinated debt securities issued to a trust, that we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•

make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in interest to the junior subordinated debt securities; or

•

make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if that guarantee ranks equally or junior in interest to the junior subordinated debt securities;

if at such time:

•

any event has occurred of which we have actual knowledge that, with the giving of notice or the lapse of time, or both, would constitute a junior subordinated debt security event of default with respect to the junior subordinated debt securities of that series, which default we have not taken reasonable steps to cure;

•	we are in default with respect to payment of any obligations under our guarantee relating to the related trust preferred securities; or

•

we have given notice of our selection of an extension period as provided in the junior subordinated indenture with respect to the junior subordinated debt securities of that series and have not rescinded such notice, or that extension period, or any extension of that extension period, shall be continuing.

The following actions are not subject to the restrictions described above:

•	dividends or distributions in our common stock;

•	redemptions or purchases of any rights pursuant to a rights plan, if any, and the declaration of a dividend of rights or the issuance of stock under a plan in the future;

•	payments under any guarantee; and

•	purchases of common stock related to the issuance of common stock under any of our benefit plans for its directors, officers or employees.

Modification of Junior Subordinated Indenture

From time to time, we and the junior subordinated indenture trustee may, without the consent of the holders of any series of junior subordinated debt securities, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•

curing ambiguities, defects or inconsistencies, as long as the cure does not materially adversely affect the interest of the holders of any series of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities (as described under “—Corresponding Junior Subordinated Debt Securities” below), the holders of the related trust preferred securities so long as they remain outstanding; and

•	qualifying, or maintaining the qualification of, the junior subordinated indenture under the Trust Indenture Act.

We and the junior subordinated indenture trustee may generally modify the junior subordinated indenture in a manner affecting the rights of the holders of one or more series of the junior subordinated debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of junior subordinated debt securities affected. However, no modification may, without the consent of the holder of each outstanding junior subordinated debt security affected:

•

change the stated maturity or reduce the principal amount of any series of junior subordinated debt securities, or reduce the rate or extend the time of payment of interest on those securities, other than an extension as contemplated by the junior subordinated indenture; or

•	reduce the percentage of principal amount of junior subordinated debt securities of any series, the holders of which are required to consent to a modification of the junior subordinated indenture.

In the case of junior subordinated debt securities that correspond to a series of trust preferred securities, so long as any of the related trust preferred securities remain outstanding:

•	no modification described in the previous paragraph may be made that adversely affects the holders of such trust preferred securities;

•	no termination of the junior subordinated indenture may occur; and

•	no waiver of any junior subordinated debt security event of default or compliance with any covenant under the junior subordinated indenture may be effective;

without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the related trust preferred securities unless and until the principal of and all accrued and unpaid interest on the corresponding junior subordinated debt securities has been paid in full and certain other conditions are satisfied.

In addition, we and the junior subordinated indenture trustee may execute a supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debt securities without the consent of any holder of junior subordinated debt securities.

Junior Subordinated Debt Security Events of Default

The junior subordinated indenture provides that any one or more of the following events with respect to a series of junior subordinated debt securities that has occurred and is continuing constitutes an event of default with respect to that series of junior subordinated debt securities:

•	failure for 30 days to pay any interest on the series of the junior subordinated debt securities when due, other than the deferral of any due date in the case of an extension period;

•	failure to pay any principal or premium, if any, on the series of junior subordinated debt securities when due whether at maturity, upon redemption, by declaration or otherwise;

•

failure to observe or perform in any material respect certain other covenants contained in the junior subordinated indenture for 90 days after written notice has been provided to us by the junior subordinated indenture trustee or to us and the junior subordinated trustee by the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series;

•	our bankruptcy, insolvency or reorganization; or

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

The holders of a majority in aggregate outstanding principal amount of an applicable series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated indenture trustee. The junior subordinated indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of an applicable series of junior subordinated debt securities may declare the principal due and payable immediately upon a junior subordinated debt security event of default. In the case of junior subordinated debt securities that correspond to a series of trust preferred securities, if the junior subordinated indenture trustee or the holders of the corresponding junior subordinated debt securities fail to declare the principal due and payable immediately upon a junior subordinated debt security event of default, then the holders of at least 25% in aggregate liquidation preference of the related trust preferred securities may exercise that right. The holders of a majority in aggregate outstanding principal amount of a series of junior subordinated debt securities may annul the declaration and its consequences if the default (other than the non-payment of the principal of the series of junior subordinated debt securities which has become due solely by such acceleration) has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and the fees and expenses of the junior subordinated indenture trustee has been deposited with the junior subordinated indenture trustee. In the case of junior subordinated debt securities that correspond to a series of trust preferred securities, if the holders of the corresponding junior subordinated debt securities fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation preference of the related trust preferred securities may exercise that right.

The holders of a majority in aggregate outstanding principal amount of a series of junior subordinated debt securities may, on behalf of the holders of all the affected junior subordinated debt securities of that series, waive any past default, except:

•

a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the junior subordinated indenture trustee; or

•

a default with respect to a covenant which cannot be modified or amended pursuant to the terms of the junior subordinated indenture without the consent of the holder of each outstanding junior subordinated debt security.

We must file annually with the junior subordinated indenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the junior subordinated indenture.

If a junior subordinated debt security event of default has occurred and is continuing as to a series of junior subordinated debt securities that correspond to a series of trust preferred securities, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debt securities, and any other amounts payable under the junior subordinated indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debt securities.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If a junior subordinated debt security event of default has occurred and is continuing and the default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of trust preferred securities may, subject to the terms of the junior subordinated indenture, institute a legal proceeding directly against us for enforcement of payment to the holder of the principal of or interest on corresponding junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities held by the holder (which we refer to as a “direct action”). We may not amend the junior subordinated indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. If we remove the right to bring a direct action, the applicable trust may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. We will have the right under the junior subordinated indenture to set-off any payment made to the holder of trust preferred securities by us in connection with a direct action.

The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the corresponding junior subordinated debt securities unless a trust agreement event of default has occurred and is continuing under the applicable trust agreement. See “Description of Securities We May Sell—Trust Preferred Securities—Events of Default; Notice.”

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or entity or convey or transfer our assets substantially as an entirety to any person or entity, unless:

•	the successor person or entity expressly assumes our obligations under the junior subordinated debt securities and the junior subordinated indenture;

•	immediately after giving effect to the transaction, no event of default exists, and no event which, after notice or lapse of time, or both, would become an event of default;

•

in the case of junior subordinated debt securities that correspond to a series of trust preferred securities, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement and guarantee; and

•	other conditions described in the junior subordinated indenture are met.

The general provisions of the junior subordinated indenture do not afford holders of the junior subordinated debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debt securities.

Satisfaction and Discharge

The junior subordinated indenture provides that when:

•

all junior subordinated debt securities not previously delivered to the junior subordinated indenture trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year;

•	we deposit or cause to be deposited with the junior subordinated indenture trustee funds, in trust, in the currency or currencies in which those junior subordinated debt securities are payable;

•

the deposited amount is sufficient to pay and discharge the entire amount of principal, premium and interest on those junior subordinated debt securities to the date of the deposit if those debt securities have become due and payable or to the stated maturity, as the case may be;

•	we have paid or caused to be paid all other sums payable pursuant to the junior subordinated indenture; and

•	certain other conditions prescribed in the junior subordinated debenture are met;

then with certain exceptions the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities or the redemption date, as applicable, the principal of and any premium and interest on, all outstanding debt securities of that series along with an opinion of a nationally recognized firm of independent accountants expressed in a written certification as to the sufficiency of the deposit;

•	we deliver to the trustee an opinion of counsel to the effect that:

•

the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the junior subordinated indenture);

•	no event of default under the indenture has occurred and is continuing;

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

•	other conditions specified in the indentures are met.

The junior subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt, as defined below under “Subordination,” and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the junior subordinated debt securities of any series may be convertible or exchangeable into trust preferred securities or other securities. We will describe the specific terms on which junior subordinated debt securities of any series may be so converted or exchanged in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

In the junior subordinated indenture, we have agreed that any junior subordinated debt securities will be subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture. Upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency, the holders of senior debt will first be entitled to receive payment in full of principal and premium and interest, if any, on the senior debt before the holders of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, before the property trustee on behalf of the holders, will be entitled to receive or retain any payment with respect to the corresponding junior subordinated debt securities.

In the event of the acceleration of the maturity of any junior subordinated debt securities, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the outstanding senior debt (including any amounts due upon acceleration) before the holders of junior subordinated debt securities will be entitled to receive or retain any payment with respect to the junior subordinated debt securities.

No payments on account of principal, premium or interest, if any, in respect of the junior subordinated debt securities may be made if there has occurred and is continuing:

•	a default in any payment with respect to senior debt; or

•	an event of default with respect to any senior debt resulting in the acceleration of its maturity; or

•	if any judicial proceeding is pending with respect to any default.

“Debt” means with respect to any person or entity, whether recourse is to all or a portion of the assets of that person or entity and whether or not contingent,

•	every obligation of that person or entity for money borrowed;

•

every obligation of that person or entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of that person or entity with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person or entity;

•

every obligation of that person or entity issued or assumed as the deferred purchase price of property or services, other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of that person or entity; and

•

every obligation of the type described above of another person or entity and all dividends of another person or entity the payment of which, in either case, that person or entity has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

“Senior debt” means the principal of, and premium and interest, if any, on debt, whether incurred on, prior to, or after the date of the junior subordinated indenture, unless, in the instrument creating or evidencing the debt or pursuant to which the debt is outstanding states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other debt which ranks equally with, or junior to, the junior subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any of our debt which was without recourse to us when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code;

•	any of our debt to any of our subsidiaries;

•	any of our debt to any of our employees;

•	any liability for taxes;

•	indebtedness or monetary obligations to trade creditors or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of materials or services; and

•	any other debt securities issued pursuant to the junior subordinated indenture.

The junior subordinated indenture provides that the subordination provisions described above, insofar as they relate to any particular issue of junior subordinated debt securities, may be changed prior to such issuance. We will describe any change in the applicable prospectus supplement.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the state of New York.

Information Concerning the Junior Subordinated Indenture Trustee

The junior subordinated indenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the junior subordinated indenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debt securities, unless offered by the holder security or indemnity satisfactory to such trustee against the costs, expenses and liabilities which the junior subordinated trustee might incur in connection with its exercise of those powers. The junior subordinated indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior subordinated indenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

We and our affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business. The junior subordinated indenture trustee may also act as property trustee and guarantee trustee for trust preferred securities and may act as trustee under various of other indentures, trusts and guarantees of LNC and its affiliates in the ordinary course of business. An affiliate of the junior subordinated indenture trustee may act as the Delaware trustee for trust preferred securities.

Corresponding Junior Subordinated Debt Securities

We may issue corresponding junior subordinated debt securities in one or more series of junior subordinated debt securities under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In that event, concurrently with the issuance of each trust’s trust preferred securities, the trust will invest the proceeds of that issuance and the consideration paid by us for the common securities in a series of corresponding junior subordinated debt securities issued by us to the trust. We will issue each series of corresponding junior subordinated debt securities with a principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust. Each series of corresponding junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities. Unless otherwise provided in the applicable prospectus supplement, holders of the related trust preferred securities for a series of corresponding junior subordinated debt securities will have certain rights in connection with modifications to the junior subordinated indenture and upon occurrence of junior subordinated debt security events of default as described under “—Modification of Junior Subordinated Indenture” and “—Junior Subordinated Debt Security Events of Default.”

If a Special Event (which we define in “Description of Securities We May Sell—Trust Preferred Securities—Redemption or Exchange” below) has occurred and is continuing with respect to a trust that issued trust preferred securities, we may, at our option, redeem the corresponding junior subordinated debt securities, in whole but not in part, subject to the provisions of the junior subordinated indenture. The redemption price for any corresponding junior subordinated debt securities will be equal to 100% of the principal amount of the outstanding corresponding junior subordinated debt securities plus accrued and unpaid interest to the redemption date. As long as the applicable trust is the holder of all the outstanding series of corresponding junior subordinated debt securities, the trust will use the proceeds of the redemption to redeem the related series of trust preferred securities.

We will covenant in the junior subordinated indenture as to each series of corresponding junior subordinated debt securities, that if and so long as:

•	the trust of the related series of trust securities is the holder of all the corresponding junior subordinated debt securities;

•	a tax event (which we define in “Description of Securities We May Sell—Trust Preferred Securities—Redemption or Exchange” below) in respect of such trust has occurred and is continuing; and

•

we have not redeemed a series of the corresponding junior subordinated debt securities following occurrence of a Special Event or terminated the trust pursuant to certain provisions of the related trust agreement;

we will pay to the trust the additional sums (which we define under “Description of Securities We May Sell—Trust Preferred Securities—Redemption or Exchange” below) with respect to the trust securities.

We will also covenant, as to each series of corresponding junior subordinated debt securities that:

•

we or any of our permitted successors under the junior subordinated indenture will maintain directly or indirectly 100% ownership of the common securities of the trust to which we have issued corresponding junior subordinated debt securities;

•	we will not voluntarily terminate, wind-up or liquidate any trust, other than:

•	in connection with a distribution of corresponding junior subordinated debt securities to the holders of the trust preferred securities in liquidation of the trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement, and

•

we will use reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

Common Stock and Preferred Stock

General

We may issue, separately or together with other offered securities, shares of common stock or preferred stock, all as set forth in the prospectus supplement relating to the common stock or preferred stock for which this prospectus is being delivered. In addition, if the prospectus supplement so provides, the debt securities or preferred stock may be convertible into or exchangeable for common stock.

Our restated articles of incorporation currently authorize the issuance of 800,000,000 shares of common stock and 10,000,000 shares of preferred stock. We may issue our preferred stock from time to time in one or more series by resolution of our board of directors. As of February 13, 2023, 169,220,989 shares of our common stock were issued and outstanding.

As described under “Description of Securities We May Sell—Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary.

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our restated articles of incorporation and our amended and restated bylaws, and the Indiana Business Corporation Law, which we refer to as the IBCL (described below), and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our restated articles of incorporation and our amended and restated bylaws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

Transfer Agent and Registrar. Our common stock is traded on the New York Stock Exchange under the symbol “LNC.” The registrar and transfer agent is EQ Shareowner Services.

Voting Rights. Except as set forth below under “Anti-Takeover Provisions—Certain State Law Provisions,” each holder of record of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of the shareholders, including election of directors. Holders of our common stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Dividend Rights. The holders of our common stock may receive cash dividends, if and when declared by our board of directors out of funds legally available for that purpose, and subject to preferential rights of the holders of preferred stock or other special classes of stock.

Liquidation Rights. In the event of a liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any preferred stock that may at the time be outstanding.

Preemptive Rights. Holders of our common stock do not have any preemptive or similar equity rights.

Preferred Stock

General. Our restated articles of incorporation authorize our board of directors to provide for the issuance of up to ten million shares of preferred stock, in one or more series, and to fix by resolution and to the extent permitted by the IBCL, the relative rights, preferences and limitations of each series of preferred stock, including dividend, redemption, liquidation, sinking fund, conversion and other provisions in the resolutions or certificate establishing or designating the series, without a vote or any other action taken by our shareholders. We may elect to offer depositary shares evidenced by depositary receipts. If we so elect, each depositary share will represent a fractional interest (to be specified in the prospectus supplement relating to the particular series of preferred stock) in a share of a particular series of preferred stock issued and deposited with a depositary (as defined below). For a further description of the depositary shares, you should read “Depositary Shares” below.

Shares Outstanding. We currently have two series of preferred stock outstanding, our 9.250% Fixed Rate Reset Non-Cumulative Preferred Stock, Series C, liquidation preference $25,000 per share (the “Series C Preferred Stock”), and our 9.000% Non-Cumulative Preferred Stock, Series D, liquidation preference $25,000 (the “Series D Preferred Stock”). As of February 13, 2023, 20,000 shares of Series C Preferred Stock and 20,000 shares of Series D Preferred Stock were outstanding. We have two series of depositary shares outstanding, each of which represent interests in our Series C Preferred Stock or our Series D Preferred Stock.

Voting Rights. Unless otherwise provided in accordance with our amended and restated bylaws, each holder preferred stock would be entitled to one vote per share and to vote together, as a single class, with holders of our common stock on all matters submitted to a vote of the common shareholders. In addition, at any time when six or more quarterly dividends, whether or not consecutive, on one or more series of the preferred stock are in default, the holders of all preferred stock at the time outstanding as to which such default exists will be entitled, at the next annual meeting of shareholders, voting as a class, to vote for and elect two of LNC’s directors. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the shares of the preferred stock voting as a class the remaining director or directors elected by the holders of the shares of the preferred stock may elect a successor or successors to hold office until the next annual or special meeting of the shareholders.

So long as any shares of preferred stock remain outstanding, LNC shall not, without the approval of the holders of a majority of the preferred stock, voting as a class:

•

amend LNC’s restated articles of incorporation to create or authorize any kind of stock ranking prior to or on a parity with the preferred stock with respect to payment of dividends or distribution on dissolution, liquidation or winding up, or create or authorize any security convertible into shares of stock of any such kind;

•

amend, alter, change or repeal any of the express terms of the preferred stock, or of any series thereof, then outstanding in a manner prejudicial to the holders thereof; provided, that if any such amendment, alteration, change or repeal would be prejudicial to the holders of one or more, but not all, of the series of the preferred stock at the time outstanding, only such consent of the holders of two-thirds of the total number of outstanding shares of all series so affected shall be required, unless a different or greater vote shall be required by law;

•

authorize the voluntary dissolution of LNC or any revocation of dissolution proceedings previously approved, authorize the sale, lease, exchange, or other disposition of all or substantially all of the property of LNC, or approve any limitation of the term of existence of LNC; or

•

merge or consolidate with another corporation in such manner that LNC does not survive as a continuing entity, if thereby the rights, preferences, or powers of the preferred stock would be adversely affected, or if there would thereupon be authorized or outstanding securities which LNC, if it owned all of the properties then owned by the resulting corporation, could not create without the approval of the holders of the preferred stock.

Dividends. The holders of our preferred stock may receive cash dividends, if and when declared by our board of directors out of funds legally available for that purpose. Holders of the Series C Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends of the stated amount per share, non-cumulative cash dividends that accrue for the relevant dividend period semiannually in arrears on the first day of March and September of each year, commencing on March 1, 2023. Dividends will accrue on the stated liquidation preference of $25,000 per share (i) from the date of original issue to, but excluding, March 1, 2028 at a fixed rate per annum of 9.250%, and (ii) for each five-year period thereafter at a rate per annum equal to the five-year treasury rate as of the most recent period commencement plus 5.318%. Holders of the Series D Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends of the stated amount per share, non-cumulative cash dividends that accrue for the relevant dividend period quarterly in arrears on the first day of March, June, September and December of each year, commencing on March 1, 2023. Dividends will accrue on the stated liquidation preference of $25,000 per share from the date of original issue at a fixed rate per annum of 9.000%.

So long as any Series C Preferred Stock or Series D Preferred Stock remains outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series C Preferred Stock and Series D Preferred Stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside, no dividend shall be paid or declared or set aside for payment, and no distribution may be made, on our common stock or any other shares of our junior stock (other than a dividend payable solely in shares of stock that rank junior to the Series C Preferred Stock or Series D Preferred Stock, as the case may be, in the payment of dividends in the distribution of assets on any liquidation, dissolution or winding up of LNC); no monies may be paid or made available for a sinking fund for the redemption or retirement of common stock or other junior stock nor shall any shares of junior stock be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly during a dividend period

Redemption. LNC has the option to redeem the Series C Preferred Stock (i) in whole but not in part within 90 days after the occurrence of a rating agency event at a redemption price equal to 102% of the stated amount of a share of Series C Preferred Stock (initially, $25,500 per share of Series C Preferred Stock), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date, and (ii)(a) in whole but not in part within 90 days after the occurrence of a regulatory capital event, or (b) in whole or in part, from time to time, during the three-month period prior to March 1, 2028, and during the three-month period prior to each date on which the interest rate is reset thereafter in each case, at a redemption price equal to the stated amount of a share of Series C Preferred Stock (initially, $25,000 per share of Series C Preferred Stock), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date. LNC has the option to redeem the Series D Preferred Stock (i) in whole but not in part, at any time prior to December 1, 2027, within 90 days after the occurrence of a rating agency event at a redemption price equal to 102% of the stated amount of a share of Series D Preferred Stock (initially, $25,500 per share of Series D Preferred Stock), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date, and (ii)(a) in whole but not in part, at any time prior to December 1, 2027, within 90 days after the occurrence of a regulatory capital event or (b) in whole or in part, at any time or from time to time on or after December 1, 2027, in each case, at a redemption price equal to the stated amount of a share of Series D Preferred Stock (initially, $25,000 per share of Series D Preferred Stock), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.

For both the Series C Preferred Stock and the Series D Preferred Stock, “rating agency event” means that any nationally recognized statistical rating organization that then publishes a rating for us amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the preferred stock and the amendment, clarification or change reduces the length of time the preferred stock receives a particular level of equity credit or lowers the equity credit assigned by the applicable rating agency to the applicable preferred stock. For both the Series C Preferred Stock and the Series D Preferred Stock, “regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator that includes group-wide prescribed capital adequacy requirements and the capital adequacy requirements that apply to us as a result of being so subject set forth criteria pursuant to which the aggregate stated amount of the applicable preferred stock would not qualify as capital under such capital adequacy requirements.

The Series C Preferred Stock and Series D Preferred Stock are not subject to any mandatory redemption, sinking fund or other similar provisions, and the holders of such series of preferred stock have no right to require the redemption or repurchase of such series of preferred stock (or any depositary shares representing such series of preferred stock).

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of LNC, holders of the Series C Preferred Stock and the Series D Preferred Stock are entitled to receive out of the assets of LNC available for distribution to shareholders, before any distribution is made to holders of common stock or other junior stock, a liquidating distribution in the amount of $25,000 per share of Series C Preferred Stock and Series D Preferred Stock, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made pro rata as to the Series C Preferred Stock and Series D Preferred Stock and any other parity stock outstanding at such time and only to the extent of LNC’s assets, if any, that are available after satisfaction of all liabilities to creditors.

In any such distribution, if the assets of LNC are not sufficient to pay the liquidation preferences in full to all holders of the Series C Preferred Stock and Series D Preferred Stock and all holders of any class or series of our stock that ranks on a parity with the Series C Preferred Stock and Series D Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up of LNC, the amounts paid to the holders of Series C Preferred Stock and Series D Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends in the case of any holder of stock on which dividends accrue on a noncumulative basis (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Series C Preferred Stock and Series D Preferred Stock and any holders of liquidation preference parity stock, the holders of our other stock shall be entitled to receive all remaining assets of LNC according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of LNC with any other entity, including a merger or consolidation in which the holders of the Series C Preferred Stock and Series D Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange of all or substantially all of the assets of LNC, for cash, securities or other property will not constitute a liquidation, dissolution or winding-up of LNC.

Listing. The Series C Preferred Stock is currently traded in the over-the-counter market. The Series D Preferred Stock is listed on the NYSE under the symbol “LNC PRD.”

Anti-Takeover Considerations

Certain Provisions of LNC’s Amended and Restated Bylaws.

Article I of our amended and restated bylaws provides that special meetings of shareholders may only be called by (i) the board of directors, (ii) the chairman of the board of directors or (iii) the secretary of the corporation at the valid written request of shareholders of record who own, or are acting on behalf of one or more beneficial owners who own, continuously for at least one year as of the record date fixed in accordance with our amended and restated bylaws to determine who may deliver a written request to call such special meeting, capital stock representing ten percent (10%) of the voting stock (the “Special Meeting Request Required Shares”), and who continue to own the Special Meeting Request Required Shares at all times between such record date and the date of the applicable meeting of shareholders. Article I of the amended and restated bylaws further provides that control shares (as discussed below) of the corporation acquired in a control share acquisition with respect to which the acquiring person has not filed with the corporation the statement required by the IBCL may, at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person, be redeemed by the corporation at their fair value pursuant to procedures authorized by a resolution of the board of directors. Article I also gives the board of directors the authority to enter into any arrangement to direct the voting of any other person’s shares in connection with a change of control of LNC.

Certain State Law Provisions.

Chapter 43 of the IBCL also restricts business combinations with interested shareholders. It prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between certain corporations having 100 or more shareholders that also have a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934, as amended (which includes us) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares of that corporation, for five years following the date the shareholder acquired such 10% beneficial ownership, unless the acquisition or the business combination was approved by the board of directors in advance of that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if the shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. A corporation may elect to opt out of these provisions in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our restated articles of incorporation do not elect to opt out of these provisions.

Chapter 42 of the IBCL includes provisions designed to protect minority shareholders in the event that a person acquires, pursuant to a tender offer or otherwise, shares giving it more than 20%, more than 33 1/3%, or more than 50% of the outstanding voting power (which we refer to as “control shares”) of an “issuing public corporation.” Unless the issuing public corporation’s articles of incorporation or bylaws provide that Chapter 42 does not apply to control share acquisitions of shares of the corporation before the control share acquisition, an acquirer who purchases control shares cannot vote the control shares until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding the control shares and any shares held by officers of the corporation and employees of the corporation who are directors thereof), approve in a special or annual meeting the rights of the acquirer to vote the control shares. Unless otherwise provided in a corporation’s articles of incorporation or bylaws before a control share acquisition has occurred, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares.

“Issuing public corporation” means a corporation which is organized in Indiana, has 100 or more shareholders, its principal place of business, its principal office or substantial assets within Indiana and has one of the following:

•	more than 10% of its shareholders resident in Indiana;

•	more than 10% of its shares owned by Indiana residents; or

•	1,000 shareholders resident in Indiana.

An issuing public corporation may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws. Our restated articles of incorporation do not elect to opt out of these provisions.

Indiana insurance laws and regulations provide that no person may acquire our voting securities if that person would directly or indirectly be in control of us after the acquisition, unless that person has provided certain required information to us and to the Indiana Insurance Commissioner, and the Indiana Insurance Commissioner has approved the acquisition. Control of us is presumed to exist if any person beneficially owns 10% or more of our voting securities. Furthermore, the Indiana Insurance Commissioner may determine, after notice and hearing, that control exists despite the absence of a presumption to that effect. Consequently, no person may acquire, directly or indirectly, 10% or more of our voting securities to be outstanding after any offering of securities pursuant to this prospectus, or otherwise acquire control of us, unless that person has provided such required information to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved such acquisition.

Depositary Shares

The descriptions below and in any prospectus supplement of certain provisions of the deposit agreement and depositary receipts summarize the material terms of these documents. Because these summaries are not complete, you should refer to the form of deposit agreement and form of depositary receipts relating to the series of security offered.

General

We may, at our option, elect to have debt securities, shares of common stock or shares of preferred stock be represented by depositary shares. We will deposit the shares of any series of preferred stock, the number of debt securities or shares of common stock (which we refer to collectively as “securities”) underlying the depositary shares under a separate deposit agreement (which we refer to as a “deposit agreement”) between us and a bank or trust company selected by us (which we refer to as the “depositary”). We will include the name and address of the depositary for any depositary shares in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the security represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Each depositary share will represent the applicable interest in a number of securities described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the whole number of securities underlying the holder’s depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number to be withdrawn, the depositary will deliver to the holder the number of whole securities to be withdrawn, together with a new depositary receipt evidencing the excess number of depositary shares.

Dividends and other Distributions

The depositary will distribute all applicable cash dividends or other cash distributions on the securities to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders.

If we distribute property other than in cash with respect to the securities, the depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines that it is not feasible to make the distribution. In this event, the depositary may, with our approval, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the record holders of the depositary receipts.

The amount so distributed in any of the circumstances described above will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Conversion and Exchange

We will describe any terms relating to the conversion or exchange of any securities underlying the depositary shares in the applicable prospectus supplement. If any securities underlying the depositary shares are subject to provisions relating to its conversion or exchange, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares

If securities underlying the depositary shares are subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary as a result of the redemption, in whole or in part, of the securities held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of securities underlying that depositary share. Whenever we redeem securities from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the securities that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, other than the right to receive the redemption price upon redemption. Any funds deposited by us with the depositary for any depositary shares which the holders fail to redeem shall be returned to us after a period of two years from the date the funds are deposited.

Voting

Upon receipt of notice of any meeting at which the holders of any securities underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the securities) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of securities underlying that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of securities underlying the depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the securities to the extent it does not receive specific written instructions from holders of depositary receipts representing the securities.

Record Date

Whenever:

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made or any rights, preferences or privileges are offered with respect to the securities,

•	the depositary receives notice of any meeting at which holders of securities are entitled to vote or of which holders of securities are entitled to notice, or

•	the depositary receives notice of the mandatory conversion of or any election on our part to call any securities for redemption,

the depositary shall in each case fix a record date (which shall be the same as the record date for the securities) for the determination of the holders of depositary receipts:

•	who shall be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of their sale,

•	who shall be entitled to give instructions for the exercise of voting rights at any meeting, or

•	who shall be entitled to receive notice of the meeting or of the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment that imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under “Charges of Depositary”), or that otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

Whenever so directed by us, the depositary will terminate the deposit agreement by mailing notice of the termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the termination date. The depositary may likewise terminate the deposit agreement if at any time:

•	45 days have expired after the depositary has delivered to us written notice of its election to resign, and

•	a successor depositary has not been appointed and accepted its appointment.

If any depositary receipts remain outstanding after the date of termination, the depositary:

•	will discontinue the transfer of depositary receipts,

•	will suspend the distribution of dividends to the holders,

•	will not give any further notices under the deposit agreement, other than notice of the termination, and

•	will not perform any further acts under the deposit agreement except as provided below and except that the depositary will continue to:

•	collect dividends or any other distributions on the securities, and

•

without any liability for any interest, deliver the securities, together with those dividends or distributions and the net proceeds of any sales of rights, preferences, privileges or other property, in exchange for depositary receipts surrendered.

At any time beginning two years after the termination date, the depositary may sell the securities then held by it at public or private sales, at places and upon terms as it deems proper. Without liability for any interest, the depositary may hold the net proceeds of any sale, together with any money and other property then held by it, for the proportionate benefit of the holders of depositary receipts that have not been surrendered.

Charges of Depositary

Except for taxes, transfer taxes, governmental charges and any other charges that are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing securities, we will pay all charges of the depositary including charges in connection with:

•	the initial deposit of the securities;

•	the initial issuance of the depositary receipts;

•	the distribution of information to the holders of depositary receipts with respect to matters on which securities are entitled to vote;

•	withdrawals of the securities by the holders of depositary receipts; and

•	redemption or conversion of the securities.

Miscellaneous

The depositary will make available for inspection by holders of depositary receipts at its corporate office and its New York office, all reports and communications that we deliver to the depositary as the holder of securities.

Neither we nor the depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary under the deposit agreement are limited to performing its duties in good faith without negligence or bad faith. Neither we nor the depositary are obligated to prosecute or defend any legal proceeding regarding any depositary shares or securities unless satisfactory indemnity is furnished. We and the depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

We may remove the depositary and the depositary may resign at any time, effective upon the acceptance by a successor depositary of its appointment. However, if a successor depositary has not been appointed or accepted such appointment within 45 days after the depositary has delivered to us a notice of election to resign, the depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

Warrants

General

We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares, property, assets or other securities described in this prospectus, including other warrants (which we refer to collectively as the “underlying warrant securities”). We may issue the warrants independently or together with any underlying warrant securities and either attached to or separate from any underlying warrant securities. We will issue each series of warrants under a separate warrant agreement (which we refer to as a “warrant agreement”) to be entered into between LNC and a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or agency relationship for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of the warrants offered pursuant to this prospectus. We will describe further terms of the warrants and the warrant agreement in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any warrants with respect to which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each underlying warrant security;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock, other securities, property or assets at a future date or dates. The price per share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units (which we refer to as “stock purchase units”) consisting of a stock purchase contract and either:

•	senior debt securities, subordinated debt securities or junior subordinated debt securities,

•	shares of preferred stock,

•	depositary shares,

•	debt obligations of third parties, including U.S. Treasury securities, or

•	trust preferred securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, LNC may deliver newly issued prepaid stock purchase contracts (which we refer to as “prepaid securities”) upon release to a holder of any collateral securing the holder’s obligations under the original stock purchase contract.

We will describe the terms of any stock purchase contracts, stock purchase units and prepaid securities in the applicable prospectus supplement. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts, stock purchase units and prepaid securities and any document pursuant to which the prepaid securities will be issued.

Trust Preferred Securities

Pursuant to the terms of the trust agreement for each trust, the issuer trustees on behalf of the trust will issue the trust preferred securities and the common securities. The trust preferred securities of a particular issue will represent preferred beneficial interests in the trust. The holders of trust preferred securities will be entitled to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

This summary of certain provisions of the trust preferred securities and each trust agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each trust agreement, including the definitions of certain terms, and the Trust Indenture Act. Wherever we refer to particular defined terms of a trust agreement in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus and the prospectus supplement by reference. We have filed the form of the trust agreement as an exhibit to the registration statement that includes this prospectus.

General

The trust preferred securities of a trust will rank equally, and payments will be made on the trust preferred securities proportionately, with the common securities of that trust except as described under “—Subordination of Common Securities.” Each trust will use the proceeds from the sale of trust preferred securities and common securities to purchase an aggregate principal amount of corresponding junior subordinated debt securities of LNC equal to the aggregate liquidation amount of the trust preferred securities and common securities. The property trustee of each trust will hold legal title to the corresponding junior subordinated debt securities for the benefit of the holders of the related trust preferred securities and common securities.

In addition, we will execute a guarantee for the benefit of the holders of the related trust preferred securities. Our obligations under each guarantee are subordinate to our senior debt. Each guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust preferred securities when the related trust does not have funds on hand available to make the payments. See “Description of Securities We May Sell—Guarantees of Trust Preferred Securities.”

Distributions

Each trust’s trust preferred securities represent beneficial interests in the applicable trust. We anticipate that the revenue of each trust available for distribution to the holders of its trust preferred securities will be limited to payments received from us on the corresponding junior subordinated debt securities. If we do not make a required payment on the corresponding junior subordinated debt securities, the trust will not have sufficient funds to make the related payments on the trust preferred securities.

The following are the general distribution rights of the trust preferred securities:

•	Distributions on each trust preferred security will be payable at a rate specified in the applicable prospectus supplement.

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Distributions on the trust preferred securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable prospectus supplement.

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If any date on which distributions are payable on the trust preferred securities is not a business day, the trust will pay those distributions on the next succeeding day that is a business day without any interest or other payment as a result of the delay. However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day with the same force and effect as if made on the date the payment was originally payable.

•	The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we specify otherwise in the applicable prospectus supplement.

•	Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture, the contract that provides the terms for the corresponding junior subordinated debt securities, to defer the payment of interest at any time or from time to time on any series of the corresponding subordinated debt securities for a period which we will specify in the applicable prospectus supplement. However, no extension period may extend beyond the stated maturity of the corresponding subordinated debt securities. See “Description of Securities We May Sell—Junior Subordinated Debt Securities—Option to Extend Interest Payment; Restrictions on Certain Payments.” If we elect to defer interest payments on the junior subordinated debt securities, the trust will defer distributions on the corresponding trust preferred securities during the extension period. Deferred distributions will continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement.

During the extension period, we may not, and may not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

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make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in interest to the corresponding subordinated debt securities; or

•

make any guarantee payments with respect to any guarantee of debt securities of any of our subsidiaries if that guarantee ranks equally or junior in interest to the corresponding subordinated debt securities.

The following actions are not subject to the restrictions discussed above:

•	dividends on or distributions in our common stock;

•	redemptions or purchases of any rights pursuant to a rights plan, if any, and the declaration of a dividend of rights or the issuance of stock under such a plan in the future;

•	payments under any guarantee; and

•	purchases of common stock related to the issuance of common stock under any of our benefit plans for its directors, officers or employees.

Distributions on the trust preferred securities will be payable to the holders as they appear on the register of the trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant distribution date. If any trust preferred securities are not in book-entry form, the relevant record date for those trust preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption. If we repay or redeem any corresponding junior subordinated debt securities, in whole or in part, whether at maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee, upon not less than 30 nor more than 60 days’ notice, will apply the proceeds from the repayment or redemption to redeem trust securities on a proportionate basis with an aggregate stated liquidation amount equal to the aggregate principal amount of the junior subordinated debentures repaid or redeemed. The redemption price (which we refer to as the “redemption price”) will equal the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions on the trust securities to the redemption date and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding junior subordinated debt securities. See “Description of Securities We May Sell—Junior Subordinated Debt Securities—Redemption.”

We will have the right to redeem any series of corresponding junior subordinated debt securities:

•	in whole at any time or in part from time to time, subject to the conditions described under “Description of Securities We May Sell—Junior Subordinated Debt Securities—Redemption”;

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at any time, in whole but not in part, upon the occurrence of a tax event or an investment company event (each as defined below and which we collectively refer to as a “special event”) and subject to the further conditions described under “Description of Securities We May Sell—Junior Subordinated Debt Securities—Redemption”; or

•	as we specify in the applicable prospectus supplement.

Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities. If a special event with respect to a series of trust preferred securities and common securities has occurred and is continuing, we have the right to redeem the corresponding junior subordinated debt securities in whole but not in part and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole but not in part at the redemption price. We have the right to terminate the related trust at any time and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding junior subordinated debt securities to be distributed to the holders of the trust preferred securities and common securities in liquidation of the trust. If we do elect either option described above, the applicable series of trust preferred securities will remain outstanding. If a tax event has occurred and is continuing, additional sums (as defined below) may be payable on the corresponding junior subordinated debt securities.

Extension of Maturity of Corresponding Junior Subordinated Debt Securities. If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding junior subordinated debt securities at the time that we exercise our right to elect to terminate the related trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the trust preferred securities and common securities in liquidation of the trust. However, we may extend the maturity only if it satisfies certain conditions specified in the applicable prospectus supplement at the time the election is made and at the time of the extension.

The junior subordinated indenture defines “additional sums” as the additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding trust preferred securities and common securities of the trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

“Investment company event” means the receipt by the applicable trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the series of trust preferred securities.

“Tax event” means the receipt by the applicable trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change or announced prospective change in, the laws or regulations of the U.S. or any political subdivision or taxing authority in the U.S., or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the trust preferred securities under the trust agreement, there is more than an insubstantial risk that:

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the trust is, or will be within 90 days of the date of the opinion, subject to U.S. federal income tax with respect to income received or accrued on the series of corresponding junior subordinated debt securities,

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interest payable by us on the series of corresponding junior subordinated debt securities is not, or within 90 days of the date of the opinion, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes, or

•	the applicable trust is, or will be within 90 days of the opinion, subject to more than a minimal amount of other taxes, duties or other governmental charges.

After the liquidation date fixed for any distribution of corresponding junior subordinated debt securities for any series of trust preferred securities:

•	that series of trust preferred securities will no longer be deemed to be outstanding;

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The Depository Trust Company, referred to as DTC, or its nominee, as the record holder of that series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding subordinated debt securities to be delivered upon such distribution; and

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any certificates representing that series of trust preferred securities not held by DTC or its nominee will be deemed to represent corresponding junior subordinated debt securities having a principal amount equal to the stated liquidation preference of that series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on that series of trust preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

We cannot predict the market prices for the trust preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding junior subordinated debt securities that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered pursuant to this prospectus.

Redemption Procedures

A trust will redeem trust preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. A trust will redeem trust preferred securities and pay the redemption price only to the extent that the trust has funds on hand available for the payment of the redemption price. See also “—Subordination of Common Securities.”

If a trust gives a notice of redemption with respect to its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will, so long as the trust preferred securities are in book-entry form, irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. If the trust preferred securities are no longer in book-entry form, to the extent funds are available, the property trustee will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities. However, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates.

If the trust has given the notice of redemption and the property trustee has deposited the funds as required, then upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, other than the right of the holders of the trust preferred securities to receive the redemption price without interest, and the trust preferred securities will cease to be outstanding. If the date fixed for redemption of trust preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day without any interest or other payment in respect of any such delay. However, if that business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day. If payment of the redemption price of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under “Description of Securities We May Sell—Guarantees of Trust Preferred Securities,” distributions on the trust preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the trust preferred securities to the date the redemption price is actually paid. In this event, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

The trust will pay the redemption price on the trust preferred securities and make any distribution of corresponding junior subordinated debt securities to the applicable holders of record of the trust preferred securities as they appear on the register for the trust preferred securities on the relevant record date. The record date will generally be one business day prior to the relevant redemption date or liquidation date, as applicable. However, if any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

If less than all of the trust preferred securities and common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and common securities to be redeemed will be allocated proportionately to the trust preferred securities and the common securities based upon their relative liquidation amounts. The property trustee shall select the particular trust preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption, by such method as the property trustee deems fair and appropriate. The property trustee may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25) of the liquidation amount of trust preferred securities of a denomination larger than $25. The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount of the trust preferred securities to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

The property trustee will mail the notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding junior subordinated debt securities, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or portions thereof (and distributions will cease to accrue on the related trust preferred securities or portions thereof) called for redemption.

Subordination of Common Securities

Each trust will pay distributions on, and the redemption price of, the trust securities it issues equally among its trust preferred securities and common securities based on their respective liquidation amounts. However, if on any distribution date or redemption date a junior subordinated debt security event of default has occurred and is continuing, the trust will not pay any distribution on, or redemption price of, any of the trust’s common securities and will not make any other payment on account of the redemption, liquidation or other acquisition of the trust’s common securities, in each case unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding trust preferred securities for all distribution periods terminating on or before the redemption, liquidation or other acquisition, or in the case of payment of the redemption price, the full amount of the redemption price on all of the trust’s outstanding trust preferred securities then call for redemption, will have been made or provided for. In this event, the property trustee will apply all available funds first to the payment in full in cash of all distributions on, or redemption price of, the trust’s trust preferred securities then due and payable.

In the case of any trust agreement event of default resulting from a junior subordinated debt security event of default, we as holder of the trust’s common securities will be deemed to have waived any right to act with respect to the trust agreement event of default under the applicable trust agreement until the effect of all such trust agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until any trust agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of such trust preferred securities and not on our behalf as holder of the trust’s common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Termination

Pursuant to each trust agreement, each trust will automatically terminate upon expiration of its term and will terminate on the first to occur of:

•	certain events of our bankruptcy, dissolution or liquidation;

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the distribution of a like amount of corresponding junior subordinated debt securities to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to terminate the trust, which direction is optional and wholly within our discretion;

•	redemption of all of the trust’s trust preferred securities; and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

If an early termination of the trust occurs other than as a result of redemption of all of the trust’s trust preferred securities, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding junior subordinated debt securities, unless the property trustee determines that distribution of the corresponding junior subordinated debt securities is impracticable. If the property trustee determines that distribution of the corresponding junior subordinated debt securities is impracticable, the holders of trust preferred securities will be entitled to receive, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate liquidation amount of the trust preferred securities plus accrued and unpaid distributions to the date of payment (which we refer to as a “liquidation distribution”). If the trust can pay the liquidation distribution only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the trust will pay amounts payable on its trust preferred securities on a proportionate basis. The holders of the trust’s common securities will generally be entitled to receive distributions upon the liquidation proportionately with the holders of its trust preferred securities. However, if a junior subordinated debt security event of default has occurred and is continuing, the trust preferred securities will have a priority over the common securities. A supplemental indenture may provide that if an early termination occurs as a result of the entry of a court order for the dissolution of the trust, the corresponding junior subordinated debt securities may be subject to optional redemption in whole but not in part.

Events of Default; Notice

Any one of the following events constitutes an “event of default” under each trust agreement (which we refer to as a “trust agreement event of default”) with respect to the trust preferred securities issued under that trust agreement, whatever the reason for the trust agreement event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

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the occurrence of a junior subordinated debt security event of default under the junior subordinated indenture (see “Description of Securities We May Sell—Junior Subordinated Debt Securities—Junior Subordinated Debt Security Events of Default”);

•	default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

•	default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

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default in the performance or breach in any material respect of any covenant or warranty of the issuer trustees in the trust agreement (other than a default by the property trustee in the payment of any distribution on, or redemption price of, trust securities as described above), and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation preference of the outstanding trust preferred securities of the applicable trust have provided, by registered or certified mail, a written notice to the defaulting issuer trustee or trustees specifying the default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days of that event.

Within 90 days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee will transmit notice of the trust agreement event of default to the holders of the trust’s trust preferred securities, the administrative trustees and to us, as depositor, unless the trust agreement event of default is cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to each of us under the trust agreement.

If a junior subordinated debt security event of default has occurred and is continuing, the trust preferred securities will have a preference over the common securities upon termination of each trust as described above. See “—Liquidation Distribution Upon Termination.” The existence of a trust agreement event of default does not entitle the holders to accelerate the maturity of the trust preferred securities.

Removal of Trustees

Unless a junior subordinated debt security event of default has occurred and is continuing, the holder of the common securities may remove any trustee at any time. If a junior subordinated debt security event of default has occurred and is continuing, the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove the property trustee and the Delaware trustee at such time. The holders of the trust preferred securities do not have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the applicable trust agreement.

Co-trustees and Separate Property Trustee

Unless a trust agreement event of default has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees may appoint one or more persons to act either:

•	as a co-trustee, jointly with the property trustee, of all or any part of the trust property; or

•	to act as separate trustee of any of the trust property.

The co-trustee or separate trustee will have such powers as may be provided in the instrument of appointment. We and the administrative trustees may vest in the co-trustee or separate trustee any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If a junior subordinated debt security event of default has occurred and is continuing, the property trustee alone will have power to make the appointment.

Merger or Consolidation of Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which that trustee will be a party, or any corporation succeeding to all or substantially all the corporate trust business of that trustee, will be the successor of that trustee under each trust agreement, provided the corporation is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person or entity, except as described below. A trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state; provided that:

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the successor entity either expressly assumes all of the obligations of the trust with respect to the trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities (which we refer to as “successor securities”), so long as the successor securities have the same rank as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debt securities;

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the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

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the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

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the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	the successor entity has a purpose identical to that of the trust;

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prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, LNC has received an opinion from independent counsel to the trust experienced in such matters to the effect that:

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the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

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following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

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we (or any permitted successor or assignee) own all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Despite the foregoing, a trust will not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of Securities We May Sell—Guarantees of Trust Preferred Securities—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the trust preferred securities will have no voting rights.

We and the trustees may amend a trust agreement from time to time without the consent of the holders of the trust preferred securities:

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to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the trust agreement which are not inconsistent with the other provisions of the trust agreement; or

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to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act of 1940;

provided, however, that in the case of the first bullet point above, the action will not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of the trust agreement will become effective when notice of the amendment is given to the holders of trust securities.

We and the trustees may generally amend a trust agreement with:

•	the consent of holders representing not less than a majority in liquidation amount of the outstanding trust securities; and

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receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the issuer trustees in accordance with the amendment will not affect the trust’s status as a grantor trust for U.S. federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act of 1940.

However, we and the trustees may not amend a trust agreement without the consent of each holder of trust securities to:

•

change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made with respect to the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after that date.

So long as any corresponding junior subordinated debt securities are held by the property trustee, the trustees may not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee or executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debt securities;

•	waive any past default that is waivable under Section 5.13 of the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities is due and payable; or

•

consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding junior subordinated debt securities where such consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities; provided, however, that where a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debt securities affected thereby, the property trustee may not consent without the prior approval of each holder of corresponding trust preferred securities.

The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the approvals of the holders of the trust preferred securities referred to above, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that the trust will not be classified as a corporation for U.S. federal income tax purposes on account of the action.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in each trust agreement.

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that we or our affiliates own or the trustees or any of their affiliates own, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

We may issue a series of preferred securities in the form of one or more global preferred securities. We will identify the depository which will hold the global preferred security in the applicable prospectus supplement. Unless we otherwise indicate in the applicable prospectus supplement, the depository will be DTC. We will issue global preferred securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for individual preferred securities, a global preferred security may not be transferred except:

•	by the depository to its nominee,

•	by a nominee of the depository to the depository or another nominee, or

•	by the depository or any nominee to a successor depository, or any nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Preferred Security

If we issue a global preferred security, the depository for the global preferred security or its nominee will credit on its book-entry registration and transfer system the aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. The accounts will be designated by the dealers, underwriters or agents for the preferred securities, or by us if the preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global preferred security will be shown on, and effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of the securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global preferred security.

So long as the depository or its nominee is the registered owner of the global preferred security, the depository or nominee will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as provided below, you:

•	will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in your name,

•	will not receive or be entitled to receive physical delivery of any preferred securities in definitive form, and

•	will not be considered the owner or holder of the preferred security under the trust agreement.

Payments of Distributions

We will pay distributions on global preferred securities to the depository that is the registered holder of the global security, or its nominee. The depository for the preferred securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global preferred security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any payment of liquidation amount, premium or distributions, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the aggregate liquidation amount of the global preferred security as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Preferred Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of preferred securities is at any time unwilling, unable or ineligible to continue as a depository and we do not appoint a successor depository within 90 days, we will issue individual preferred securities in exchange for the global preferred security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the preferred securities, determine not to have any preferred securities represented by one or more global preferred securities. If that occurs, we will issue individual preferred securities in exchange for the global preferred security.

Further, we may specify that you may, on terms acceptable to us, the property trustee and the depository for the global preferred security, receive individual preferred securities in exchange for your beneficial interests in a global preferred security, subject to any limitations described in the prospectus supplement relating to the preferred securities. In that instance, you will be entitled to physical delivery of individual preferred securities equal in liquidation amount to that beneficial interest and to have the preferred securities registered in its name. Unless we otherwise specify, those individual preferred securities will be issued in denominations of $25 and integral multiples of $25.

Payment and Paying Agency

Payments in respect of any global certificate representing trust preferred securities will be made to the depository, which will credit the relevant accounts at the depository on the applicable distribution dates. Payments in respect of trust preferred securities held in certificated form will be made by check mailed to the address of the holder entitled thereto as the address appears on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days’ written notice to the property trustee, administrative trustees and us. If the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the property trustee and us.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

The registrar and transfer agent will register transfers of trust preferred securities without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their trust preferred securities after the trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of a trust agreement event of default, undertakes to perform only those duties as are specifically set forth in each trust agreement and, after a trust agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If:

•

the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement,

•	the matter is not one on which holders of trust preferred securities are entitled to vote under the trust agreement, and

•

no trust agreement event of default has occurred and is continuing, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that:

•	no trust will be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940;

•	no trust will be classified as an association taxable as a corporation for U.S. federal income tax purposes; and

•	the corresponding junior subordinated debt securities will be treated as our indebtedness for U.S. federal income tax purposes.

We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for the purposes described above, as long as the action does not materially adversely affect the interests of the holders of the related trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights. No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Guarantees of Trust Preferred Securities

We will execute a guarantee concurrently with the issuance by each trust of its trust preferred securities for the benefit of the holders from time to time of the trust preferred securities. The Bank of New York Mellon, whom we refer to in such capacity as the “guarantee trustee,” will act as indenture trustee under each guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related trust’s trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act.

This summary of certain provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each guarantee agreement, including the definitions of certain terms, and the Trust Indenture Act. We have filed the form of the guarantee as an exhibit to the registration statement that includes this prospectus. Reference in this summary to trust preferred securities means that trust’s trust preferred securities to which a guarantee relates.

General

Pursuant to and to the extent set forth in the guarantee, we will irrevocably agree to pay in full the guarantee payments on a subordinated basis to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments constitute “guarantee payments” with respect to the trust preferred securities and, to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand available therefor at such time,

•	the redemption price with respect to any trust preferred securities called for redemption to the extent that the trust has funds on hand available therefor at such time, or

•

upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the corresponding junior subordinated debt securities are distributed to holders of the trust preferred securities), the lesser of the liquidation distribution and the amount of assets of the trust remaining available for distribution to holders of trust preferred securities.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable trust preferred securities or by causing the trust to pay the required amounts to the holders.

Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust’s obligations under the trust preferred securities, but will apply only to the extent that the related trust has funds sufficient to make such payments. If we do not make interest payments on the corresponding junior subordinated debt securities held by the trust, the trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available therefor. Each guarantee will rank subordinate and junior in right of payment to all of our senior debt. See “—Status of the Guarantees.”

We are a holding company that transacts substantially all of our business directly and indirectly through subsidiaries. Our primary assets are the stock of our operating subsidiaries. Our ability to meet our obligations on our obligations under the guarantees depends on the surplus and earnings of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. The payment of dividends by our insurance company subsidiaries is limited under the insurance company holding company laws of the states in which those subsidiaries are domiciled. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment. Accordingly, our obligations under the guarantees will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit our incurrence or issuance of other secured or unsecured debt. We expect from time to time to incur additional senior debt.

Status of the Guarantees

Each guarantee will constitute an unsecured obligation of Lincoln National Corporation and will rank subordinate and junior in right of payment to all of our senior debt.

Each guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust affiliated with us, which is a financing vehicle. Each guarantee will constitute a guarantee of payment and not of collection. Therefore, to the extent provided below, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held for the benefit of the holders of the related trust preferred securities.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no vote will be required, no guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding trust preferred securities covered by that guarantee. The manner of obtaining any approval will be as set forth under “Description of Securities We May Sell—Trust Preferred Securities—Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

An event of default under each guarantee will occur upon our failure to perform any of our payment or other obligations under that guarantee. The holders of not less than a majority in aggregate liquidation amount of the related trust preferred securities covered by a guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of that guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under that guarantee.

If the guarantee trustee fails to enforce the guarantee after a holder has made a written request for the guarantee trustee to do so or if we have failed to make a guarantee payment, then any holder of the trust preferred securities covered by a guarantee may, to the extent permitted by law, institute a legal proceeding directly against us to enforce its rights under that guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only such duties as are specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantees

Each guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the related trust preferred securities;

•	full payment of the amounts payable upon liquidation of the related trust; or

•	upon distribution of corresponding junior subordinated debt securities to the holders of the related trust preferred securities.

Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the related guarantee.

Governing Law

Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

Pursuant to the expense agreement entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any trust preferred securities or other similar interests in the trust the amounts due those holders pursuant to the terms of the trust preferred securities or such other similar interests, as the case may be.

Relationship among the Trust Preferred Securities,

the Corresponding Junior Subordinated Debt Securities

and the Guarantees

Full and Unconditional Guarantee

As and to the extent set forth under “Description of Securities We May Sell—Guarantees of Trust Preferred Securities,” we will irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities to the extent the trust has funds available for the payment of such distributions. Taken together, our obligations under each series of junior subordinated debt securities, the junior subordinated indenture, the related trust agreement, the related expense agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee on a junior subordinated basis of payments of distributions and other amounts due on the related series of trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee on a junior subordinated basis of the trust’s obligations under the trust preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debt securities, the related trust will not pay distributions or other amounts due on its trust preferred securities. The guarantees do not cover payment of distributions when the related trust does not have sufficient funds to pay the distributions. In that event, the remedy of a holder of a series of trust preferred securities is to institute a legal proceeding directly against us for enforcement of payment of distributions to the holder. Our obligations under each guarantee are subordinate and junior in right of payment to all our senior debt.

Sufficiency of Payments

As long as we make interest and other payments when due on each series of corresponding junior subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the related trust preferred securities, primarily because:

•

the aggregate principal amount of each series of corresponding junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the related trust preferred securities and related common securities;

•

the interest rate and interest and other payment dates on each series of corresponding junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the related trust preferred securities;

•	we will pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders under the trust preferred securities; and

•	each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

Despite anything in the junior subordinated indenture to the contrary, we have the right to set-off any payment we are otherwise required to make under the junior subordinated indenture with and to the extent we have previously made, or concurrently on the date of such payment making, a payment under the related guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

If the guarantee trustee fails to enforce the guarantee after a holder has made a written request for the guarantee trustee to do so or if we have failed to make a guarantee payment, a holder of any related trust preferred security may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

A default or event of default under any of our senior debt would not constitute a trust agreement event of default. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding subordinated debt securities until the senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debt securities would constitute a trust agreement event of default.

Limited Purpose of Trusts

Each trust’s trust preferred securities evidence a beneficial interest in that trust, and each trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds from the issuance in corresponding junior subordinated debt securities. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of the distributions.

Rights Upon Termination

Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debt securities, the holders of the related trust preferred securities will be entitled to receive, out of assets held by such trust, the liquidation distribution in cash. See “Description of Securities We May Sell—Trust Preferred Securities—Liquidation Distribution Upon Termination.” Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of us, subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions.

PLAN OF DISTRIBUTION

We, the selling securityholders and/or the trusts may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. Any selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Sales of shares of common stock and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the shares (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The securities may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Eric B. Wilmer, Esquire, Assistant Vice President and Senior Counsel of LNC and Wachtell, Lipton, Rosen & Katz, special counsel to LNC, and for the trusts by Richards, Layton & Finger, special Delaware counsel to the trusts, and/or by counsel named in the applicable prospectus supplement, and for any underwriters or agents, by counsel named in the applicable prospectus supplement. As of the date of this registration statement, Mr. Wilmer owns, or has the right to acquire, a number of shares of our common stock that represents less than 1% of the total outstanding shares of common stock of LNC.

EXPERTS

The consolidated financial statements of LNC appearing in LNC’s Annual Report (Form 10-K) for the year ended December 31, 2022 (including schedules appearing therein), and the effectiveness of LNC’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the Registrant.

Registration fees	$	*
Printing fees		**
Legal fees and expenses		**
Transfer agent and registrar, trustee and depository fees		**
Rating agency fees		**
Accounting fees and expenses		**
Miscellaneous		**

TOTAL	$	**

*

To be deferred pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”), and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**	Not presently determinable.

Item 15. Indemnification of Directors and Officers

Our amended and restated bylaws, pursuant to authority contained in the Indiana Business Corporation Law and the Indiana Insurance Law, respectively, provide for the indemnification of our officers, directors and employees against the following:

•

reasonable expenses (including attorneys’ fees) incurred by them in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties (including those brought by, or on behalf of us) if they are successful on the merits or otherwise in the defense of such proceeding; and

•

reasonable costs of judgments, settlements, penalties, fines and reasonable expenses (including attorneys’ fees) incurred with respect to, any action, suit or proceeding, if the person’s conduct was in good faith and the person reasonably believed that his/her conduct was in our best interest. In the case of a criminal proceeding, the person must also have reasonable cause to believe his/her conduct was lawful or have no reasonable cause to believe his/her conduct was unlawful.

Indiana law requires that a corporation, unless limited by its articles of incorporation, indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

No indemnification or reimbursement will be made to an individual judged liable to us, unless a court determines that in spite of a judgment of liability to the corporation, the individual is reasonably entitled to indemnification, but only to the extent that the court deems proper. Additionally, if an officer, director or employee does not meet the standards of conduct described above, such individual will be required to repay us for any advancement of expenses it had previously made.

In the case of directors, a determination as to whether indemnification or reimbursement is proper will be made by a majority of the disinterested directors or, if it is not possible to obtain a quorum of directors not party to or interested in the proceeding, then by a committee thereof or by special legal counsel. In the case of individuals who are not directors, such determination will be made by the chief executive officer of the respective corporation, or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of the corporation.

Such indemnification may apply to claims arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

We maintain a program of insurance under which our directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against actual or alleged errors, misstatements, misleading statements, acts or omissions, or neglect or breach of duty while acting in their respective capacities for us. In addition, our directors have separate indemnification agreements providing the same general rights to indemnification as set forth above.

The indemnification and advancement of expenses provided for in our amended and restated bylaws does not exclude or limit any other rights to indemnification and advancement of expenses that a person may be entitled to under other agreements, shareholders’ and board resolutions and our restated articles of incorporation.

Item 16. Exhibits

The exhibits filed with this Registration Statement are listed in the Exhibit Index shown below.

Exhibit Index

1.1+	Form of Underwriting Agreement for Debt Securities.

1.2+	Form of Underwriting Agreement for Common Stock.

1.3+	Form of Underwriting Agreement for Preferred Stock.

1.4+	Form of Underwriting Agreement for Depositary Shares.

1.5+	Form of Underwriting Agreement for Warrants.

1.6+	Form of Underwriting Agreement for Stock Purchase Contracts.

1.7+	Form of Underwriting Agreement for Stock Purchase Units.

1.8+	Form of Underwriting Agreement for Trust Preferred Securities.

3.1	Restated Articles of Incorporation of LNC are incorporated by reference to Exhibit 3.1 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on August 14, 2017.

3.2	Articles of Amendment of the Restated Articles of Incorporation of LNC designating the 9.250% Fixed Rate Reset Non-Cumulative Preferred Stock, Series C (the “Series C Preferred Stock”), are incorporated by reference to Exhibit 3.1 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on November 22, 2022.

3.3	Articles of Amendment of the Restated Articles of Incorporation of LNC designating the 9.000% Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”), are incorporated by reference to Exhibit 3.2 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on November 22, 2022.

3.4	Amended and Restated Bylaws of LNC (effective November 1, 2021) are incorporated by reference to Exhibit 3.1 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on August 23, 2021.

4.1	Senior Indenture, dated as of March 10, 2009, between LNC and The Bank of New York Mellon is incorporated by reference to Exhibit 4.1 to LNC’s Form S-3ASR (File No. 333-157822) filed with the SEC on March 10, 2009.

4.2	Subordinated Indenture, dated as of August 11, 2021, between LNC and The Bank of New York Mellon is incorporated by reference to Exhibit 4.3 to LNC’s Form 8-K (File No. 333-157822) filed with the SEC on August 12, 2021.

4.3	Junior Subordinated Indenture dated as of March 10, 2009 between LNC and The Bank of New York Mellon is incorporated by reference to Exhibit 4.3 to LNC’s Form S-3ASR (File No. 333-157822) filed with the SEC on March 10, 2009.

4.4	First Supplemental Indenture, dated as of August 18, 2020, to Senior Indenture dated as of March 10, 2009 between LNC and The Bank of New York Mellon is incorporated by reference to Exhibit 4.4 to LNC’s Form S-3ASR (File No. 333-249058) filed with the SEC on September 25, 2020.

4.5	Restated Certificate of Trust of Lincoln National Capital VII is incorporated by reference to Exhibit 4.4 to LNC’s Form S-3ASR (File No. 333-157822) filed with the SEC on March 10, 2009.

4.6.1	Trust Agreement of Lincoln National Capital VII is incorporated by reference to Exhibit 4(cc) to LNC’s Form S-3 (File No. 333-84728) filed with the SEC on March 21, 2002.

4.6.2	Acknowledgment of Successor Trustees for Lincoln National Capital VII is incorporated by reference to Exhibit 4.5.2 to LNC’s Form S-3ASR (File No. 333-157822) filed with the SEC on March 10, 2009.

4.7	Restated Certificate of Trust of Lincoln National Capital VIII is incorporated by reference to Exhibit 4.6 to LNC’s Form S-3ASR (File No. 333-157822) filed with the SEC on March 10, 2009.

4.8.1	Trust Agreement of Lincoln National Capital VIII is incorporated by reference to Exhibit 4(ee) of LNC’s Form S-3 (File No. 333-84728) filed with the SEC on March 21, 2002.

4.8.2	Acknowledgment of Successor Trustees for Lincoln National Capital VIII is incorporated by reference to Exhibit 4.7.2 to LNC’s Form S-3ASR (File No. 333-157822) filed with the SEC on March 10, 2009.

4.9	Restated Certificate of Trust of Lincoln National Capital IX is incorporated by reference to Exhibit 4.8 to LNC’s Form S-3ASR (File No. 333-157822) filed with the SEC on March 10, 2009.

4.10.1	Trust Agreement of Lincoln National Capital IX is incorporated by reference to Exhibit 4(gg) to LNC’s Form S-3 (File No. 333-84728) filed with the SEC on March 21, 2002.

4.10.2	Acknowledgment of Successor Trustees for Lincoln National Capital IX is incorporated by reference to Exhibit 4.9.2 to LNC’s Form S-3ASR (File No. 333-157822) filed with the SEC on March 10, 2009.

4.11	Form of Amended and Restated Trust Agreement for Lincoln National Capital VII is incorporated by reference to Exhibit 4.10 to LNC’s Form S-3ASR (File No. 333-157822) filed with the SEC on March 10, 2009.

4.12	Form of Amended and Restated Trust Agreement for Lincoln National Capital VIII is incorporated by reference to Exhibit 4.11 to LNC’s Form S-3ASR (File No. 333-157822) filed with the SEC on March 10, 2009.

4.13	Form of Amended and Restated Trust Agreement for Lincoln National Capital IX is incorporated by reference to Exhibit 4.12 to LNC’s Form S-3ASR (File No. 333-157822) filed with the SEC on March 10, 2009.

4.14	Form of Preferred Security Certificate for Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX (included as Exhibit E of Exhibits 4.11 , 4.12 and 4.13 respectively).

4.15	Form of Guarantee Agreement for Lincoln National Capital VII is incorporated by reference to Exhibit 4.14 to LNC’s Form S-3ASR (File No. 333-157822) filed with the SEC on March 10, 2009.

4.16	Form of Guarantee Agreement for Lincoln National Capital VIII is incorporated by reference to Exhibit 4.15 to LNC’s Form S-3ASR (File No. 333-157822) filed with the SEC on March 10, 2009.

4.17	Form of Guarantee Agreement for Lincoln National Capital IX is incorporated by reference to Exhibit 4.16 to LNC’s Form S-3ASR (File No. 333-157822) filed with the SEC on March 10, 2009.

4.18	Deposit Agreement (including Form of Depositary Receipt) with respect to the Series C Preferred Stock is incorporated by reference to Exhibit 4.1 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on November 22, 2022.

4.19	Deposit Agreement (including Form of Depositary Receipt) with respect to the Series D Preferred Stock is incorporated by reference to Exhibit 4.2 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on November 22, 2022.

4.20+	Form of Stock Purchase Contract.

4.21+	Form of Stock Purchase Unit.

4.22+	Form of Deposit Agreement (including Form of Depositary Share Certificate) with respect to Depositary Shares.

4.23+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Debt Securities.

4.24+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Common Stock.

4.25+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Preferred Stock.

4.26+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Depositary Shares.

4.27+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Stock Purchase Contracts.

4.28+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Stock Purchase Units.

5.1	Opinion of Eric B. Wilmer, Esq., Assistant Vice President and Senior Counsel of LNC.

5.2	Opinion of Wachtell, Lipton, Rosen & Katz.

5.3	Opinion of Richards, Layton & Finger as to legality of the trust preferred securities issued by Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Eric B. Wilmer, Esq. (included in Exhibit 5.1).

23.3	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.2).

23.4	Consent of Richards, Layton & Finger (included in Exhibit 5.3).

24.1	Power of Attorney (contained on signature pages of this registration statement).

25.1	Form T-1 Statement of Eligibility of the Bank of New York Mellon to act as trustee for the Senior Indenture, dated as of March 10, 2009.

25.2	Form T-1 Statement of Eligibility of the Bank of New York Mellon to act as trustee for the Subordinated Indenture, dated as of August 11, 2021.

25.3	Form T-1 Statement of Eligibility of the Bank of New York Mellon to act as trustee for the Junior Subordinated Indenture, dated as of March 10, 2009.

25.4	Form T-1 Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Amended and Restated Trust Agreement of Lincoln National Capital VII.

25.5	Form T-1 Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Guarantee for the benefit of holders of trust preferred securities of Lincoln National Capital VII.

25.6	Form T-1 Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Amended and Restated Trust Agreement of Lincoln National Capital VIII.

25.7	Form T-1 Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Guarantee for the benefit of holders of trust preferred securities of Lincoln National Capital VIII.

25.8	Form T-1 Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Amended and Restated Trust Agreement of Lincoln National Capital IX.

25.9	Form T-1 Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Guarantee for the benefit of holders of trust preferred securities of Lincoln National Capital IX.

107	Filing Fee Table.

+	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended and incorporated by reference herein.

Item 17. Undertakings

The undersigned Registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however , that paragraphs (a)(1), (a)(2) and (a)(3) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

SEC by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(1)

Each prospectus filed by the applicable Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the applicable Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the applicable undersigned Registrant undertakes that in a primary offering of securities of the applicable undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the applicable undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the applicable undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the applicable undersigned Registrant or used or referred to by such Registrant;

(3)

The portion of any other free writing prospectus relating to the offering containing material information about the applicable undersigned Registrant or its securities provided by or on behalf of the applicable undersigned Registrant; and

(4)	Any other communication that is an offer in the offering made by the applicable undersigned Registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended

(and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing indemnification provisions described herein, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(h) Each undersigned Registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on the 24th day of February, 2023.

LINCOLN NATIONAL CORPORATION

By:	/s/ Christopher Neczypor
Christopher Neczypor, Executive Vice
President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby makes, designates, constitutes and appoints Craig T. Beazer, Nancy A. Smith and Claire H. Hanna, and each of them (with full power and authority to act without the other), his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ellen G. Cooper Ellen G. Cooper	Director, President and Chief Executive Officer (Principal Executive Officer)	February 24, 2023

/s/ Christopher Neczypor Christopher Neczypor	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2023

/s/ Adam Cohen Adam Cohen	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 24, 2023

/s/ Deirdre P. Connelly Deirdre P. Connelly	Director	February 24, 2023

/s/ William H. Cunningham William H. Cunningham	Director	February 24, 2023

/s/ Reginald E. Davis Reginald E. Davis	Director	February 24, 2023

/s/ Dennis R. Glass Dennis R. Glass	Director	February 24, 2023

/s/ Eric G. Johnson Eric G. Johnson	Director	February 24, 2023

/s/ Gary C. Kelly Gary C. Kelly	Director	February 24, 2023

/s/ M. Leanne Lachman M. Leanne Lachman	Director	February 24, 2023

/s/ Dale LeFebvre Dale Le Febvre	Director	February 24, 2023

/s/ Janet Liang Janet Liang	Director	February 24, 2023

/s/ Michael F. Mee Michael F. Mee	Director	February 24, 2023

/s/ Patrick S. Pittard Patrick S. Pittard	Director	February 24, 2023

/s/ Lynn M. Utter Lynn M. Utter	Director	February 24, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX, each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Radnor, Commonwealth of Pennsylvania, on the 24th day of February, 2023.

LINCOLN NATIONAL CAPITAL VII

By: Lincoln National Corporation, as Depositor

By:	/s/ Christopher Neczypor
Name:	Christopher Neczypor
Title:	Executive Vice President and Chief Financial Officer

LINCOLN NATIONAL CAPITAL VIII

By: Lincoln National Corporation, as Depositor

By:	/s/ Christopher Neczypor
Name:	Christopher Neczypor
Title:	Executive Vice President and Chief Financial Officer

LINCOLN NATIONAL CAPITAL IX

By: Lincoln National Corporation, as Depositor

By:	/s/ Christopher Neczypor
Name:	Christopher Neczypor
Title:	Executive Vice President and Chief Financial Officer